SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported): December 30, 1999


                              Digital Privacy, Inc.
             (Exact Name of Registrant as Specified in its Charter)



     Delaware                                             52-1680936
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                           Identification Number)




4820 Minnetonka Blvd., Suite 410, St. Louis Park, MN                   55416
----------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code: (612) 285-1163

Telepad Corporation
Two Logan Square, 12th Floor
Suite 1900, Philadelphia, PA 19103
(Former Name or Former Address if Changed Since Last Report)

Item 1. Changes in Control of Registrant.

                  On December 30, 1999 (the "Effective Date"), Telepad Corporation, a Delaware corporation ("Telepad"), completed a merger (the "Merger") with Digital Privacy, Inc., a privately held Minnesota corporation ("DPI"), and adopted that company's name (the combined entity, in which Telepad was the surviving corporation and then changed its name, is herein referred to as the "Registrant").

                  Under the terms of the Merger,  each share of DPI Common Stock converted into one share of Telepad Common Stock. The shareholders of DPI received shares of Common Stock of Registrant ("Common Stock") representing approximately 65% of the shares outstanding upon completion of the Merger. In addition, all of DPI's convertible securities convert after the Effective Date on a one-to-one basis into shares of Registrant's Common Stock. As a result of the Merger, Registrant's largest shareholder is Howard Miller, Registrant's President, CEO and Chairman, with approximately 29% of the issued and outstanding Common Stock. As of the Effective Date, Registrant had an aggregate of 3,587,113 shares issued and outstanding.

                  In addition, on the Effective Date, all but one of the directors and all of the officers resigned from Registrant's Board of Directors with four new directors appointed with designees of DPI.

                  The Merger was approved by the Boards of Directors of Telepad and DPI and by the written consent in lieu of a meeting by all of the shareholders of Telepad and DPI entitled to vote on the Merger.

                  See Item 2 for additional disclosures and for additional information regarding the new nature of the Company.

Item 2. Acquisition or Disposition of Assets.

                  As stated in Item 1 above, the Registrant acquired, through the Merger, all of the assets and liabilities of DPI. As previously disclosed, on March 17, 1999, Telepad sought the protection of the Bankruptcy Court and started a Chapter 11 proceeding. Telepad's Modified Amended Plan of Reorganization became effective on November 8, 1999. As a result, Telepad was shorn of its pre-bankruptcy business and emerged as an empty shell with no assets or liabilities, other than approximately $12,000 in franchise tax to the State of Delaware. Thus the business of Telepad following the Merger will be the business of DPI.

                  DPI's mission is to become a leading provider of smart card based computer and data security products and customized multi-application smart card solutions for corporations and organizations worldwide.

                  DPI expended a considerable amount of time and resources to develop a product line for computer and data security which it believes to be one of the most comprehensive in the industry. DPI designs, develops and markets multiple security applications utilizing smart card technology for personal computers, laptops and network computers. DPI's suite of products control access to systems and information, authenticates users through various techniques and secures proprietary documents, files and other information through encryption, all incorporating smart card technology. Digital Privacy's products can also be integrated with new or existing applications for multi-application solutions. Key industries for multi-application solutions are facility security, banking and payment systems, health care, travel and transportation and e-commerce.

                  Digital Privacy's strength is in its smart card and digital security expertise. DPI believes that smart cards are destined to become the interoperable token of the future. This interoperable token, a credit card sized plastic card with an embedded, programmable computer chip, is an extremely secure and versatile tool that, with the right applications, can solve the security issues of today. DPI believes that a major shift is beginning to occur for smart card solution providers inasmuch as computer system manufacturers and operating system developers will become the smart card solution providers of the future. This is a dramatic transition from the niche-market focus that smart card vendors have today. The confluence of the need for digital security and the advance of smart card technology present the opportunity DPI intends to attempt to exploit.

                  Digital Privacy possesses broad method and apparatus patents that are valuable for computer and information security, communications, electronic commerce and telephony markets. Digital Privacy plans to deploy its unique combination of smart card and security expertise to gain the leadership position for smart card security while also providing other applications for that marketplace.

                  Digital Privacy's strategy is to deploy its unique combination of security and smart card expertise in open systems architecture design to gain a leadership position within the information security market.

                  The smart card and computer security market independently are growing rapidly. However, the intersection of these two markets occurs because of the need for a secure digital world. DPI believes that this can be best achieved through the utilization of smart card technology. Opportunities in these intersecting markets are enormous. Currently, the computer security market offers a wide variety of products fulfilling a singular customer need. Alternatively, the smart card market is characterized by integrating a product with a uniform physical form (the smart card) that offers many vertical markets a wide variety of customer applications in addition to a security solution.

                  Smart cards secure information by controlling end-user access to both desktop, notebook and network computers. Encryption software extends protection to wherever the data is stored within the distributed network. Furthermore, virtual private networks and associated secure messaging products facilitate the protection of data in transit.

                  DPI believes that security capabilities will become part of all standard network components; routers, with their additional functionality, will subsume firewalls; network directory server functionality will subsume Certificate Servers; and virtual private networks and secure messaging will be included in the browser and e-mail products and ultimately will be embedded into all operating systems. Already, smart card readers are being embedded in desktop, notebook, Thin-client and Network computers. In all of these instances, Digital Privacy's Tool Kit with its smart card enabling technology, the most robust on the market, will be wholly integrated.

                  In the year 2000, DPI believes that smart cards will begin to become the single largest industry segment for security. This occurs because the largest component of an information system is the end-user's computer, which will have an integrated smart card reader. The inclusion of certification servers and encryption software within the network structure will enable the computer to become a secure access point into the network.

                  DPI's Privacy Suite is the label it has attached to all of the products which have been derived from its core technology. The DPI Privacy Suite includes:

         Privacy.ACCESS(TM) - controls access and authenticates thin-clients, NC or PC users

         Privacy.APP(TM) - provides developers with the open migration facility to incorporate smart cards in their applications

         Privacy.FILE(TM) - transparently encrypts / decrypts user proprietary files and provides non-repudiation with digital signatures

         Privacy.WEB(TM) - secures browsers and web-site accessibility

         Professional Services - smart card integration services allowing proprietary applications to reside on a single smart card

Privacy.ACCESS

                  The ability to identify and authenticate users of computers and servers has become an increasingly costly and troublesome task for corporations. With the rapid growth and utilization of mobile computing and Internet access compounding this problem, organizations are in dire need of a scalable and extendable solution for authentication and access control. DPI has developed the ultimate enterprise-wide access solution, Privacy.ACCESS.

                  Privacy.ACCESS is an access and authentication application that enables organizations and individuals to easily integrate access control capabilities into their existing networking systems. Privacy.ACCESS is an easy to install, user friendly security application that ensures that only authorized users have access to proprietary computer systems, applications and information.

                  Upon insertion of a smart card, and after valid authentication, a user will have access to the system and designated data. Privacy.ACCESS also offers optional password and fingerprint biometric authentication for enhanced security and administrative control. Privacy.ACCESS can be incorporated into a number of platforms and is compatible with the leading smart card and smart card readers available. DPI also offers a software only version that does not require a smart card reader.

Privacy.APP

                  As smart card technology becomes a mainstream peripheral in the computing world, a number of prominent worldwide corporations such as Honeywell, Microsoft, HP and IBM are making significant investments in integrating smart card capabilities. Because smart card applications are just beginning to emerge from a nascent stage, there is a high degree of misunderstanding associated with the proper development of applications for the computing market. DPI has been developing smart card based applications for over seven years and has created the most comprehensive smart card tool kit available for developing robust, open, smart card applications.

                  Privacy.APP is DPI's smart card tool kit that provides an intuitive Application Program Interface (API) allowing developers to create smart card based applications. It also permits the integration of smart cards into existing applications. Smart cards are ideal for controlling data that requires portability and security. With the protection afforded by an external physical token, the smart card, software application can be significantly enhanced by incorporating this technology for added security and multi-functionality.

                  Privacy.APP provides three levels of security for authentication of the smart card. Additionally, the smart card will lock up and be marked unusable after three unsuccessful log-on attempts by a non-authorized user.

Privacy.FILE

                  Organizations, in both the public and private sector, as well as individuals, are all lacking in the ability to adequately secure proprietary informational assets. One of the most significant corporate or government needs is a secure, reliable, cost effective and easy to deploy method of safeguarding data and information that reside on computers. DPI provides a unique and simple solution with its Privacy.FILE product.

                  Privacy.FILE is a high performance data security solution. It is one of the most comprehensive encryption applications on the market today.

                  Privacy.FILE protects data by utilizing a unique encryption key (E-Key(TM)) that is stored on the hard drive or a floppy disk. Privacy.FILE also offers digital signature capabilities for enhanced security. Privacy.FILE ensures that only authorized users have access to protected data. In order to access their protected data, the user must provide the necessary personal identification responses.

                  Privacy.FILE is a file encryption application utilizing a smart card. It ensures trusted security of proprietary information stored on a laptop, desktop or network computer. It secures data by allowing users to select individual files or directories which are encrypted utilizing unique encryption keys that are stored on the smart card. These files can be automatically decrypted when opened and re-encrypted when closed. The more robust PRO version of Privacy.FILE offers automatic transparent encryption and selected files and directories without requiring any action by the end user. As with Privacy.ACCESS, Privacy.FILE also offers a software version only that does not require a smart card reader.

Privacy.FILE PRO

                  Privacy.FILE PRO is the smart card enabled version of DPI's high performance data security solution Privacy.FILE. It is one of the most comprehensive encryption applications on the market today.
Privacy.FILE PRO is the full-featured version of Privacy.FILE.

                  Privacy.FILE   PRO   protects   data  by  utilizing  a  unique
encryption key (E-Key(TM)) that is stored on the smart card. Privacy.FILE PRO also offers digital signature capabilities for enhanced security.

                  Privay.FILE PRO, through the use of a smart card, ensures that only authorized users have access to protected data. In order to access their protected data, users insert their personalized smart card into the smart card reader and provide the necessary personal identification responses.

Privacy.FILE Lite

         Privacy.FILE Lite is designed with all of the functionality of Privacy.FILE and Privacy FILE PRO with the exception of encrypted directories. Privacy.FILE Lite also offers smart card based key storage for additional security.

                  Privacy.FILE protects data by utilizing a unique encryption key (E-Key(TM)) that is stored on the smart card. Privacy.FILE also offers digital signature capabilities for enhanced security.

                  Privacy.FILE Lite, through the use of a smart card, ensures that only authorized users have access to protected data. In order to access their protected data, users insert their personalized smart card into the smart card reader and provide the necessary personal identification responses.

                  Privacy.FILE Lite protects data by allowing users to select individual files to be encrypted and decrypted. Privacy.FILE Lite also allows users to send encrypted files or attachments over non-secure environments such as the Internet.

Privacy.WEB

                  Privacy.WEB is still under development and is being designed to offer the most secure method to authenticate and deploy secure accessibility to web-sites on the Internet. Privacy.WEB is a combination smart card and software product that uses DPI's secure smart card software to ensure that passwords, digital certificates and other authentication mechanisms are securely stored and transmitted to their destinations.

                  Digital certificates are becoming an increasingly accepted means for user identification throughout the Internet world. Non-repudiation can be achieved as well as two factor authentication with the use of smart cards enabled to handle digital certificates. This product uses a cryptographic smart card to store Verisign certificates for Internet access control. Privacy.WEB can also be used on intranets when utilized with Verisign OnSiteSM software.

                  With Internet security becoming an increasingly vital concern for individuals, corporations and governments, DPI believes that Privacy.WEB will become an invaluable tool for e-commerce, public network security and other Internet uses.

                  DPI currently expects Privacy.WEB to be ready for alpha testing in March/April 2000.

Professional Services

                  DPI offers complete software development expertise, smart card integration and support services. DPI's leading-edge security products and smart card expertise give organizations the ability to easily add smart card and multi-functionality to existing and new applications and environments. DPI provides clients with the necessary tools and our expertise to create complete, affordable, scaleable smart card enhanced solutions.

                  Software Development

         DPI has been developing smart card software solutions since it was established in 1990. All of its solutions incorporate smart card technology with a primary focus on security applications. DPI has created a line of smart card security products that meet government standards and has introduced several leading-edge product offerings for the commercial security marketplace. Our Professional Services team is dedicated to creating flexible customized security solutions which meet the specific needs of our clients.

                  Smart Card Integration

                  DPI offers integration services to organizations seeking to incorporate smart cards into existing applications. These services provide a real benefit to developers with nominal experience in, and exposure to, smart card technology. A sampling of projects successfully completed include the incorporation of smart card functionality into the WinFrame and MetaFrame clients for Citrix Systems, and an ActiveX plug-in for Honeywell's building security systems. This smart card based technology merges Honeywell's physical security products with DPI's computer security products creating a complete security solution.

                  Support Services

                  DPI's developer's tool kit, Privacy.APP, is an easy to use Application Programming Interface (API) that includes sample code for the most popular compilers. This tool kit allows developers to create smart card based applications and to integrate smart cards into existing applications. DPI's support services are available to assist in adding additional features and providing smart card support.

                  SDK Integration

                  DPI currently has integrated eight smart cards and smart card readers, from various manufacturers, into its Privacy.APP tool kit. Smart card and reader manufacturers can make their cards and readers available to our rapidly increasing install base through incorporation of their product code into DPI's Privacy.APP product.

                  Citrix ICA Client Integration

                  Citrix Systems is providing to all ICA licensees hooks for smart card technology into their WinFrame and MetaFrame clients. These hooks include the Gemplus MPCOS smart card and Gemplus GCR-410 reader. Hardware manufacturers that have selected other readers and smart cards can have hooks for those designated products incorporated into the clients through DPI.


                  Physical Access Integration

                  DPI has been collaborating with both the Honeywell Home and Building Control and Casi Rusco physical access control systems to provide a single card solution for access to buildings and computers access. Systems designed with Privacy.APP can also be made compatible to these physical security systems with the assistance of our Professional Services team.

                  DPI's primary focus is the Identity/Access smart card market segment, which includes both facility access (physical access) and computer access (logical access).

                  DPI believes that the Corporate segment of Identity/ Access Control for the smart cards will become the largest market opportunity for DPI and thus, logically, the primary target because smart cards can be incorporated into many applications in addition to security. Each individual in an organization will be distributed a smart card which holds their unique access profile.
                  The risks associated with the corporate segment of the Identity/Access market are the slow rate of adoption of new security technology and the commitment by organizations to deploy a complete enterprise security solution. DPI will attempt to influence the rate of adoption and deployment by delivering a transparent solution to both users and system administrators. This solution adds significant incremental capabilities and value. One important capability is single sign on services which allows for one-time (single) authentication and access to all designated systems, applications and information. This is a major opportunity for DPI because the solution meets the complete needs and expectations of the enterprise.

                  DPI believes that colleges, Government Access, and Government ID segments will also be likely adopters for DPI's products. Generally, colleges are often early adopters of technology and will become valuable partners for the seeding of new ground. Colleges are also pioneering new trends such as distance learning, tele-medicine and other remote Internet applications. Because of required security and the potential cost savings that digital access provides, government applications are expected to require smart cards as tokens for access and information control. DPI has already developed strategic alliances with government contractors who have added its Privacy Suite portfolio to their General Services Administration (GSA) schedules and Blanket Purchase Agreements
(BPA).

                  The Residential segment of the Identity/Access market is undefined and will require the proper consumer product partners. There are many large companies seeking a presence in this market. Because the residential market is just emerging, consumer needs and product price points are not fully understood.

                  The size of the geographic markets and rate of adoption will dictate where DPI will market its suite of products. DPI has developed an international version of its Privacy Suite of products and has received authorization to export from the United States Department of Commerce and National Security Agency (NSA). Initial international focus will be in Europe and Asia.

                  Leadership in ID/access market mandates that the incorporated security solution must be absolutely transparent to the end-user. When users open their applications, files must encrypt and decrypt instantaneously and transparently without perceptible impact on performance. DPI has made this an integral feature of its technology.

                  Ease of administration is another significant customer requirement. Many organizations are reluctant to commit to purchasing security technology until they experience a security breach or until an effortless, cost effective solution has been successfully introduced. Again, DPI has developed the products and possesses the skills to meet all customer requirements including ease of use.

                  The corporate and government markets are in need of a complete and reliable security solution. The complete security solution involves securing computers, information, building facilities, and other resources. DPI's open and flexible smart card security solutions provide these markets a comprehensive and totally secure enterprise environment with the ability to incorporate additional applications and functionality onto the smart card.

                  DPI has already completed projects for various organizations including Citrix Systems and Honeywell Home and Building Control Division. DPI has also demonstrated compatibility with software that uses the same smart card platforms such as Casi-Rusco and Hughes ID building control products.

                  DPI currently is actively working with the following entities through either partnerships or alliances:

         Citrix Systems, Inc.

         GE Capital IT Solutions

         Gemplus USA

         Honeywell Home and Building Control Division

         Simple Technology Inc.

         Sytel Systems & Telecommunications

         Harramor Enterprises

                  As discussed earlier, DPI sells into the intersection of the Computer Security Market and the Smart Card Market. As a result, DPI is faced with challenges from both markets. Both markets, however, are growing rapidly and because the Computer Security Market is just emerging, the competition is not as well defined as it is in the somewhat more mature Smart Card Market.

                  As computer hardware companies enter the smart card market, their focus will be primarily as suppliers of smart card systems that include both the reader and associated software. These systems are referred to in the industry as the Card Acceptor Device (CAD). When the CAD is packaged with an application program interface (API) it is known as the CAD API. Major companies such as IBM and HP currently ship CAD API products which are compatible with DPI's software.

         Registrant will be competing with the following companies. Their names and products are listed below:

                  COMPANY                   PRODUCT
                  -------                   -------
                  Norton/Symantec           For your Eyes Only
                  Security Dynamics         SecurPC
                  AT&T                      Secret Agent
                  Alladin                   Private File
                  Litronic                  SecureSmart
                  Network Associates        PGP for Windows
                  Fischer                   Watchdog
                  Aliroo                    PrivaFile

                  Most if not all of these companies have greater resources available for research and development and marketing than Registrant.

                  DPI's strategy regarding the protection of its intellectual property is to trademark and patent certain new products thereby providing barriers to entry for competitors while also attracting valuable alliances for successful marketing of our product globally.

                  In addition to DPI's Privacy Suite of products described earlier which are marked to indicate that we are seeking trademark protection, we have also filed trademark registrations for "DPI" and "Digital Privacy" as well as a servicemark for the latter.

                  The following patents are either issued or pending. Due to the sensitivity of the information on patents that are pending, only a brief description will be offered. However, in the case where the patent has already been issued and the information is now of public record a more detailed description is offered.

                  The initial objective of the patent strategy is to insure that both the Method (process) and Apparatus (device) of the invention are protected. An additional objective is to utilize continuances in part, which necessitate further patent filings, which extend and broaden the claim set of the patent.

         Method and Apparatus for preboot protection of unauthorized use of programs and data with a card reader interface. Patent numbers - 5,327,497 and 5,515,440. The value of this patent is to provide a method of securing a computer by controlling access to all internal devices (i.e. hard drive, COM port, printer, etc.) via an integrated smart card reader. A microprocessor controlled card reader interfaces logically by connecting to the central processing unit (CPU) of the computer. The device reads and writes information from and to a smart card inserted in the smart card reader and performs additional functions (i.e. access control, authentication, etc.) in response to commands received from the CPU.

         Method and Apparatus preboot protection for a data security system with anti-intrusion capabilities. Patent number 5,610,981. The prominent feature of this patent allows for a hardware encryption chip to encrypt all data that is stored on the hard disk. The value of this hardware feature assures faster processing (8 to 10 times faster) and more effective security of the customer data. A further feature of this patent is the system protection methods, which regulate access to the system. Multiple levels of data protection methods are provided.


         Method and Apparatus preboot protection for a data security system with anti-intrusion capabilities. This patent is a continuation of patent number 5,610,981, which will include an internal audit system. This will permit the security officer of a corporation to monitor the access and usage of the enterprise. This patent is pending.

         Method and apparatus for a Cellular Phone Call Management System (CPCMS(R)). Patent number 5,761,624. This invention pertains generally to cellular communications systems, particularly to a microprocessor, which controls the memory interface for a cellular telephone. This permits the recording of calls on a memory device as they are placed or received. It also contains the computer software to process call transactions.

         Access controlled / crypto system. This invention relates to a trusted security system for protecting and controlling access to data using a system of electronic keys (E-Key). This patent is pending.

         Card access system supporting multiple cards and card readers. This invention relates generally to a card access system which supports multiple cards and card readers and in particular to a integrated circuit or smart card access system for supporting multiple models and makes of integrated circuit or smart cards and readers. This patent is pending.

DPI Bankruptcy

                  From December 7, 1990 through December 1998, DPI raised approximately $5,000,000 through equity and debt financings from private investors. As a development stage enterprise, DPI incurred losses in excess of $8 million.

                  Following the Merger, Registrant's ability to continue is dependent on its ability to raise additional capital and, ultimately, to generate sufficient cash flow from operations to support its cost structure. The following are primary obstacles which DPI feels contributed to its inability to generate cash flow sufficient to meet scheduled payments and sustain further operations and forced it into bankruptcy prior to the Merger:

         1.  DPI  experienced   significant   delays,   some   unforseeable  and
uncontrollable, in the design and development of its products;

         2. DPI experienced delays in bringing its products to market because of the slow adaptation and development of the smart card and security market place in the United States, and the lack of established distribution channels;

         3. DPI's inability to deliver to the government market its hardware based product and the significant time delay in developing new software products;

         4. DPI expended a considerable amount of time and resources in preparing for further financing and growth. It was necessary to engage an independent auditor to review and audit historical financials and operational procedures and to retain consultants to provide marketing research and prepare a comprehensive business plan. DPI also retained the services of corporate counsel to prepare private placement memorandum, review its past sales of securities for compliance with applicable securities laws and applicable contractual shareholder obligations, assist in reducing potential liability resulting from past transactions, and advise on the revaluation and related issues involved in recapitalization efforts.

                  DPI recognized only very nominal net revenues in 1998. Revenues were generated primarily on integration services and the sale of DPI's developer's tool kit product. 1998 was the first year DPI realized sales.

                  Inadequate cash flow and lack of capital resources continued to be the most serious concerns facing DPI's management coming into 1999. At December 31, 1998, DPI had a significant negative net worth. Having taken steps to cut expenses and extend the payment schedule on long-term payables, DPI therefore developed a proposal for a restructuring of its debts that would involve the conversion of secured and certain unsecured debt into common stock of the company. Ultimately, DPI concluded that a non-bankruptcy restructuring was unlikely to be completed in a timely manner. DPI therefore decided to file a Chapter 11 bankruptcy as the best method for restructuring its obligations. The need for additional outside financing until cash flows are sufficient will continue for Registrant following the Merger. Registrant does not currently have plans regarding raising the additional necessary financing.

Post-Merger Management Team

Mr. Howard Miller, President, CEO and Chairman of the Board. Mr. Miller has been actively involved in numerous and varied corporate ventures either as an integral participant of senior management or as a member of the Board. Mr. Miller has had a successful career as a trader and investment banker with several prominent Wall Street firms. Mr. Miller graduated from Columbia College attaining his Bachelor of Arts degree in 1976 and a Masters of Business Administration in Finance from Columbia Graduate School of Business in 1978.

Mr. Peter E. Christensen, Director. Mr. Christensen is the Chairman and Chief Executive Officer of ComTec. Prior to joining ComTec, Mr. Christensen was a Managing Director of PaineWebber, Incorporated for 9 years and a member of their Board of Directors for 4 years. Mr. Christensen has extensive Wall Street experience in managing the departments of mortgage backed securities, European fixed income, quantitative research, credit research, fixed income economics, structured derivative products and financial institutions investment banking. Mr. Christensen has also served on the Boards of Directors of various small and medium sized financial institutions and manufacturing companies.

Mr. Daniel Hilliard, Director. Mr. Hilliard is one of three general partners of the Hilliard Limited Partnership, a family partnership formed in 1997, with a focus in private equity investments. He also sits on the Boards of Capital Bank and Vision Aire, a jet airplane development company. Mr. Hilliard was a member of management at American Medical Security for 5 years and was a planning analyst and design engineer at Chevron's Richmond, California refinery for 12 years. Mr. Hilliard graduated from the University of Minnesota with a Bachelor of Science degree in chemical engineering and a Masters of Business Administration from San Francisco State University.

Mr. J. Virgil Bradley, Senior Vice President, CTO. Prior to joining DPI, Mr. Bradley spent 14 years in the U.S. Navy. Mr. Bradley has an extensive background in computer software and hardware, maintenance, testing, training and project management. Mr. Bradley is an experienced senior manager within defense, electronic, computer technologies and military intelligence. Mr. Bradley's background has resulted in major contributions in the design and implementation of DPI's new security based products.

Mr. Stuart Eisenberger, Director. Stuart Eisenberger has been involved in brokerage, ownership and management of real estate investment properties for more than 25 years. He has also been a consultant to investors and investment funds relating to real estate companies. Since TelePad Corporation's effective emergence from bankruptcy on November 8, 1999, Mr. Eisenberger was interim president until his resignation upon the merger on December 30, 1999. Following the Merger, Mr. Eisenberger agreed to continue as a director. Mr. Eisenberger was neither an officer nor a director of TelePad Corporation prior to or during its bankruptcy.

Mr. Mark Sarna, Director. Mr. Sarna is 45 years old and is a 1976 graduate of Columbia University and a 1980 graduate from New York Law School. Presently, Mr. Sarna is a real estate developer.

Mr. Paul Kimlinger, Director of Software Engineering. Mr. Kimlinger has been with DPI, since its inception. Prior to joining the company, Mr. Kimlinger worked four years in the Networking Group at Cray Research, Inc and three years in System Administration at Northwest Airlines. Mr. Kimlinger graduated from Mankato State University with undergraduate degrees in Finance and Computer Science as well as post-graduate work in the MBA program.

Mr. Thomas Kimlinger, Software Engineering Manager. Prior to joining DPI, Mr. Kimlinger worked for 7 years at Unisys as a Systems Programmer in the I/O and Processor Control areas of their operating system. Prior to Unisys, he worked for Western Union as a programmer on their Money Transfer and Mailgram systems. Mr. Kimlinger graduated with honors from Mankato State University with a BS degree in Computer Science, specializing in systems programming, and Electrical Engineering. Mr. Kimlinger also has a technical degree in Business Data Processing and Accounting.

                  On January 6, 1999, DPI sought the protection of the Bankruptcy Court and commenced a Chapter 11 proceeding. DPI had its Second Amended Joint Plan of Reorganization of Debtor and Mark Sarna confirmed on September 8, 1999. Pursuant to the terms of such Plan, DPI retained its business and was free of all liabilities except for the $600,000 Convertible Note to Mr. Sarna and other liabilities totaling approximately $48,000.

                  As of December 30, 1999, Registrant had six full time employees, of which one was an executive officer, three were engaged in product development and sales, and two were engaged in administrative activities.

                  The Company's employees are not represented by a collective bargaining unit. The Company believes that its relations with its employees are good.

                  The Company now has facilities located in approximately 1,000 square feet of leased office space in St. Louis Park, Minnesota. The lease in Minnesota is for 12 months (until 8/31/00) with $1,087 in monthly rent payments.

                  Registrant is not currently involved in any litigation.

                  As of December 31, 1999, Registrant had 19 holders of Common Stock and one holder of a $600,000 convertible Note due July 7, 2000 and convertible into 1,521,828 shares, subject to adjustment under certain circumstances. Registrant also has 15,000 shares of convertible preferred stock outstanding which if converted today would convert into 142,800 shares of common stock. Registrant has a call on another $150,000 which would cause the issuance of an additional 15,000 shares of convertible Preferred stock. In addition, on December 31, 1999, Registrant had 371,059 stock options outstanding exercisable at $.05, 60,000 options exercisable at $.055 and 20,000 options exercisable at $1.05.

         As of December 31, 1999, Registrant had 3,620,113 shares of common stock outstanding, of which only 1,000,000 are free trading. Registrant intends to file a registration as soon as possible, but probably not until February 2000, to register all other common shares outstanding as well as the shares underlying the Convertible Note, convertible Preferred Stock and stock options.

Item 4. Changes in Registrant's Certifying Accountants.

         (a) Prior to TelePad's bankruptcy filing on March 17, 1999, TelePad's independent auditors were Ernst & Young LLP ("E&Y"). E&Y reported on TelePad's financial statements for the year ended December 31, 1997 and was engaged to audit TelePad's financial statements for the year ended December 31, 1998; however the 1998 audit was not completed due to TelePad's bankruptcy filing on March 17, 1999. E&Y has not performed any professional services for TelePad subsequent to the date of the bankruptcy filing.

         The Registrant has contacted E&Y and anticipates shortly receiving details regarding their termination and reportable events, if any, during their tenure.

                  (b) On December 30, 1999, the effective date of the Merger, Lurie, Besikof, Lapidus & Co., LLP ("LBL") became Registrant's independent accountants. Prior to such engagement, LBL was the independent auditor of DPI who retained them in November 1999, after its emergence from bankruptcy proceedings, in anticipation of the Merger. LBL was consulted regarding the filing obligations of the Registrant following the Merger and was consulted regarding the nature of the financial statements required to be included by the Registrant in this filing.

                  Other than as disclosed above, Registrant did not consult with LBL regarding the application of accounting principles to a specified transaction, or the type of audit opinion that may be rendered with respect to the Registrant's financial statements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a and b) Financial Statements and Pro Forma Financial Statements

         The required financial statements will be filed by amendment within the time period permitted by this Item.

         (c)      Exhibits

                  The following exhibits are filed herewith:

                  2.1      Agreement and Plan of Merger

                  4.1      Certificate of Designation

                  4.2      Convertible Note

                  16.1     Accountant's letter *

                  99.1     Howard Miller Employment Agreement

                  99.2     J. Virgil Bradley Employment Agreement

                  99.3     Stock Option Plan

*  To be filed by amendment

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           DIGITAL PRIVACY, INC.



                                        By:/s/ Howard Miller
                                           Howard Miller, President

                                  EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of this 1st day of December, 1999, between Telepad Corporation, a Delaware corporation ("Telepad") and Digital Privacy Inc., a Minnesota corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, the authorized capital stock of the Company consists of 20,000,000 shares of common stock, $.01 par value (the "Company Stock"), of which 2,436,480 shares of Company Stock are deemed issued and outstanding as of the date hereof;

         WHEREAS, the Securityholders (as defined below) collectively own all of the outstanding shares of Company Stock in the amounts set forth on Schedule A hereto, representing one hundred percent (100%) of the issued and outstanding shares of the Company Stock;

         WHEREAS, effective upon the filling of a Certificate of Amendment of Telepad's Certificate of Incorporation the authorized capital stock of Telepad will consist of 95,000,000 shares of common stock, par value $.01 per share (the "Telepad Stock"), and 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of which 1,000,000 shares of Telepad Stock and no shares of Preferred Stock are deemed issued and outstanding as of the date hereof;

         WHEREAS, the respective boards of directors of Telepad and the Company deem it advisable and in the best interests of Telepad, the Company and the Securityholders that the Company merge with and into Telepad (the "Merger") pursuant to the terms of this Agreement and the applicable provisions of the laws of the States of Delaware and Minnesota;

         WHEREAS, the securityholders of the Company are listed on Schedule A hereto (each individually referred to as a "Securityholder" and collectively referred to as the "Securityholders");

         WHEREAS, the parties identified as shareholders on Schedule A are the only securityholders of the Company entitled to vote on the Merger and they have voted in favor of the Merger; and

         WHEREAS, for United States federal income tax purposes, it is intended that the Merger will qualify as a tax-free reorganization within the meaning of
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:



                                    ARTICLE I

                               TERMS OF THE MERGER

         1.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall be merged with and into Telepad and the Securityholders shall transfer and convey to Telepad all of each
Securityholder's right, title and interest in and to all of the issued and outstanding shares of Company Stock. The Securityholders hereby agree, upon the terms and subject to the conditions set forth herein, to transfer and deliver to Telepad (for cancellation) certificates, properly endorsed in blank or accompanied by a properly executed stock power, representing all of the issued and outstanding shares of Company Stock. 1.2 Merger Consideration. In consideration of and in exchange for all of the issued and outstanding shares of Company Stock as set forth in Section 1.1 above, Telepad shall issue to the Securityholders shares of Telepad Stock, in the amounts set forth on Schedule A hereto.


         1.3 Effective Time of Merger. Subject to the terms and conditions of this Agreement, the certificate of merger, in substantially the form of Exhibit
1.3 (the "Certificate of Merger"), required by Section 252 of the Delaware General Corporation Law (the "DGCL") shall be duly executed and acknowledged by Telepad and the Company and thereafter delivered to the Secretary of the State of Delaware for filing pursuant to the DGCL, on the day immediately following the Closing Date (as hereinafter defined). The Merger shall become effective (the "Effective Time") upon the filing of the Certificate of Merger with the Secretary of the State of Delaware.

         1.4      Effects of the Merger.

                  (a) At the Effective Time: (i) the separate existence of the Company shall cease and the Company shall be merged with and into Telepad (the Company and Telepad are sometimes referred to herein as the "Constituent Corporations" and Telepad is sometimes referred to herein as the "Surviving corporation"); (ii) the certificate of incorporation of Telepad, as amended by the Certificate of Merger, as in effect immediately prior to the Effective Time shall continue to be the certificate of incorporation of the Surviving Corporation; and (iii) the bylaws of Telepad as in effect immediately prior to the Effective Time shall continue to be the bylaws of the Surviving Corporation.

                  (b) At and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the foregoing, at the Effective Time, Telepad as the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and all singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in Telepad as the Surviving Corporation and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporation shall thenceforth attach to Telepad as the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

         1.5 Directors and Officers of the Surviving Corporation. The directors and officers of Telepad immediately after the Effective Time shall be the directors and officers designated on Schedule 1.5 hereto. Such directors and officers shall serve until their successors shall have been duly elected, appointed and/or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of Telepad.

         1.6 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Company Stock or shares of Telepad Stock:

         (a) Telepad Stock. Each issued and outstanding share of Telepad Stock shall continue to be issued and outstanding and shall not be affected by the Merger.

                  (b) Conversion of Company Stock and Derivatives. The shares of Company Stock issued and outstanding as of the Effective Time shall be converted on a one-to-one basis into shares of Telepad Stock, as set forth on Schedule A hereto. All such shares of Company Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Telepad Stock to be issued or paid in consideration therefor upon the surrender of such certificate for exchange to Telepad at the Closing (as hereinafter defined). All currently outstanding derivative securities of the Company shall, following the Closing, become exercisable into, or convertible for, the same number of shares of Telepad Stock, and upon the same terms, as if the Closing had not occurred and they were being exercised into, or convertible for, shares of Company Stock.

         1.7 Restrictions on Resale of Telepad Stock. The shares of Telepad Stock received by the Securityholders pursuant to this Agreement shall be issued by Telepad in reliance upon exemptions from the registration requirements of the Securities Act and may not be sold, assigned, pledged, hypothecated or transferred, or any interest therein conveyed to any other person, except in accordance with the registration provisions of the federal and state securities laws or applicable exemption therefrom, and the certificates representing such shares shall contain an appropriate legend to that effect.

         1.8 Tax-Free Reorganization. The parties intend that the Merger qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Code. Unless required by a final determination of the Internal Revenue Service (or other governing body having jurisdiction over these matters) or a court of competent jurisdiction, the parties shall not take any position on any subsequently filed tax return inconsistent with this section. Each party hereto represents to each other that there exists no indebtedness between Telepad and the Company and that such party is not an investment company as defined in Subsections 368(a)(2)(F)(iii) and (iv) of the Code.

         In furtherance of the foregoing, Telepad hereby represents, warrants and covenants that:

(a) it has no plan or intention to reacquire any Telepad Stock issued to the Securityholders;

(b) it has no plan or intention to sell or otherwise dispose of any of the assets of the Company, except for transfers described in Section 368(a)(2)(C) of the Code;

(c) there is no plan or intention by Telepad to acquire, directly or through parties related to Telepad (within the meaning of
                  Section 1.368-1(c)(1) and (2) of the Treasury Regulations) shares of Telepad Stock issued to the Securityholders hereunder such that the continuity of interest requirement set forth in Section 1.368-1(e) of the Treasury Regulations (the "Continuity of Interest Requirement") would be violated;

(d) following the Closing, Telepad will continue the business of the Company in accordance with Section 1.368-1 of the Treasury Regulations;

(e) prior to the Closing, the liabilities of the Company were incurred by the Company in the ordinary course of business;

(f) the Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of
                  Section 368(a)(3)(A) of the Code;

(g) as of the date hereof, the fair market value of the assets of the Company equals or exceed the sum of the liabilities of the Company; and

(h) there is no plan or intention by the Securityholders to sell, exchange or otherwise dispose of shares of Telepad Stock received by them hereunder to Telepad or persons or parties related to Telepad such that the Continuity of Interest Requirement would be violated.

                                   ARTICLE II

                                     CLOSING

         2.1 Date and Time of Closing. Subject to satisfaction of the conditions set forth in this Agreement and compliance with the other provisions hereof, the closing of the Merger (the "Closing") shall take place on December 22, 1999, at 10:00 a.m., at the offices of Heller, Horowitz & Feit, P.C., 292 Madison Avenue, 20th Floor, New York, New York 10017, or at such other place and time thereafter as shall be mutually agreeable to the parties hereto, but in no event later than January 14, 2000, unless otherwise extended by mutual agreement of the parties hereto (the "Closing Date").


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1  Representations  and  Warranties  of  the  Company.   The  Company
represents and warrants to Telepad as follows:

                  (a) Authorization. The execution, delivery and performance of this Agreement and consummation of the Merger have been duly authorized, adopted and approved by the board of directors of the Company. The Company has taken all necessary corporate action and has all of the necessary corporate power to enter into this Agreement and to consummate the Merger. This Agreement has been duly and validly executed and delivered by an officer of the Company on its behalf, and assuming that this Agreement is the valid and binding obligation of Telepad, is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Company has the legal ability to consummate the Merger.

                  (b) Organization; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Company has the corporate power and authority to own and lease its assets and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where it conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company. As of the date hereof, the Company is qualified to do business in Minnesota, and is not currently conducting substantive business in any other jurisdiction. The Company does not own any shares of capital stock or other interest in any corporation, partnership, association or other entity.

                  (c) Capitalization. The number of authorized, issued and outstanding shares of Company Stock as of the date hereof is as set forth above in the recitals to this Agreement. The outstanding shares of Company Stock have been duly authorized, validly issued and are fully paid and non-assessable. The Company has not issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder). As of the date hereof, except as set forth in the Written Information (as defined below) or any deliverable hereunder, there are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the shares of the Company Stock subject hereto or any of the unissued shares of capital stock of the Company, and there are no voting trusts, voting agreements, securityholder agreements or other agreements or understandings of any kind whatsoever which relate to the voting of the capital stock of the Company.

                  (d) Company Documents. The Company has heretofore delivered to Telepad unaudited financial statements of the Company as at October 31, 1999 (the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position of the Company at October 31, 1999 and the results of operations and cash flows of the Company for the periods indicated applied on a consistent basis. The Company and Shareholders have been provided access to all documents relating to Telepad and its federal bankruptcy proceeding available at www.uscourts.gov/allinks.html#all ("Telepad Bankruptcy Information"). The Financial Statements and the Company's bankruptcy documents, available at the aforedescribed web site are collectively referred to herein as "Written Information."

                  (e) Owned Real Property. Except as disclosed in the Written Information, the Company does not own (of record or beneficially), nor does it have any interest in, any real property.

                  (f) Leased Property; Tenancies. Except as disclosed in the Written Information or on Schedule 3.1(f), the Company does not lease any property, real or otherwise.

                  (g) Title. The Company's only assets are those reflected on the balance sheet of the Financial Statements. The Company has good and marketable title to all of such assets and those assets purchased by the Company after the date thereof. The assets reflected on the balance sheet of the Financial Statements, in the Written Information and those purchased by the Company after the date thereof and prior to the Closing Date, are owned free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except: (A) as stated in the Financial Statements (including the notes thereto) and the Written Information; (B) for liens for taxes or assessments not yet due and payable; (C) for minor liens imposed by law for sums not yet due or which are being contested by the Company in good faith; and (D) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract in any material respect from the value of any of the assets subject thereto or which do not impair the operations of the Company in any material respect or affect the present use of the assets in any material respect. The Company has not made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of any of the Company's assets, whether temporarily or permanently, for any purpose whatsoever, nor is there any proceeding pending or, to the knowledge of the Company, threatened which could adversely affect any asset owned or used by the Company as of the date hereof.

                  (h) Condition of Assets. All documents and agreements pursuant to which the Company has obtained the assets or the right to use any assets are valid and enforceable in all respects in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. All licenses, permits and authorizations related to the location or operation of the business of the Company are in good standing and are valid and enforceable in all respects in accordance with their respective terms. There is not, under any of the foregoing instruments, documents or agreements, any existing default, nor is there any event which, with notice or lapse of time or both, would constitute a default arising through the Company or any third party which could:
(i) have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company; or
(ii) materially adversely affect its use of any assets. To the Company's knowledge, it is not in violation of and has complied with all applicable codes, statutes, regulations, ordinances, notices and orders of any governmental authority with respect to the use, maintenance, condition, operation and improvement of any assets, except where the failure to comply with which would not have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company. To the Company's knowledge, its use of any improvements for the purposes for which any of the assets are being used as of the date hereof does not violate any such code, statute, regulation, ordinance, notice or order. The Company possesses all licenses, permits and authorizations required to be obtained by the Company with respect to the Company's ownership, operation and maintenance of the assets for all uses for which such assets are operated or used by the Company as of the date hereof, except where the failure to do so would not have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company. All of the assets are in good operating condition and repair, subject to normal wear and use and each such item is usable in a manner consistent with current use by the Company.

                  (i) Intangible Rights. All patents, patent applications, copyrights, registered and unregistered trademarks, and tradenames, and licenses (collectively "Intangibles") owned by the Company are set forth in Schedule 3.1(i). To the Company's knowledge, the Intangibles do not infringe or conflict with asserted rights of other parties in the jurisdictions in which such Intangibles are currently being employed or reasonably anticipated to be employed. To the Company's knowledge, there are no judicial, arbitration or other adversary proceedings pending, or threatened against the Company concerning any of the Intangibles. The Company is not aware of any respect in which the Company's use or sale of the Intangibles violates or infringes on any Intangible of any person, firm or corporation. Except as set forth in Schedule 3.1(i), to the Company's knowledge, it has good and marketable title under the laws of the United States and any other jurisdiction as required to any such Intangibles. Except as listed on Schedule 3.1(i), the Intangibles are free of restrictions on or conditions to transfer or assignment, and are free and clear of all liens, encumbrances and claims.

                  (j) Accounts Receivable. Except as disclosed in the Written Information, as of the date hereof, the Company has no material accounts receivable.

                  (k) Accounts Payable. Except as disclosed in the Written Information, as of the date hereof, the Company has no material accounts payable.

                  (l) Absence of Undisclosed Liabilities. To the best knowledge of the Company, other than as set forth in the Written Information, the Company has not had nor does it have any indebtedness, loss or liability of any nature whatsoever, whether accrued, absolute, contingent or otherwise and whether due or become due, which is material to the Company's business, assets, operations, prospects, earnings or condition (financial or otherwise) of the Company.

                  (m) Absence of Certain Changes or Events. Except as set forth on Schedule 3.1(m) and except as expressly set forth in this Agreement (including the Schedules) or in a deliverable hereunder, the Company has not, since the Company's Effective Date (as defined in Paragraph 3.1(t) hereof:

                           (i) issued, sold, granted or contracted to issue, sell or grant any of its stock, notes, bonds, other securities or any option to purchase any of the same;

                           (ii) amended its articles of organization or bylaws;

                           (iii) made any capital  expenditures  or  commitments
         for  the  acquisition  or  construction  of  any  property,   plant  or
         equipment;

                           (iv) entered into any transaction, which could be deemed to be material to the Company or its business;

                           (v) incurred any damage, destruction or any other loss to any of its assets in an aggregate amount exceeding Twenty Thousand Dollars ($20,000) whether or not covered by insurance;

                           (vi) suffered any loss in an aggregate amount exceeding Twenty Thousand Dollars ($20,000) and, neither the Company nor Securityholders has become aware of any intention on the part of any client, dealer or supplier to discontinue its current relationship with the Company, the loss or discontinuance of which, alone or in the aggregate, could have a material adverse effect on the Company's business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company;

                           (vii) entered into, modified, amended or altered any contractual arrangement with any client, dealer or supplier, the execution, performance, modification, amendment or alteration of which, alone or in the aggregate, could have a material adverse effect on the Company's business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company;

                           (viii) incurred any material liability or obligation (absolute or contingent) or made any material expenditure;

                           (ix) experienced any material adverse change in the Company's business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company or experienced or have knowledge of any event which could have a material adverse effect on the Company's business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company;

                           (x) declared, set aside or paid any dividend or other distribution in respect of the capital stock of the Company;

                           (xi) redeemed, repurchased, or otherwise acquired any of its capital stock or securities convertible into or exchangeable for its capital stock or entered into any agreement with respect to any of the foregoing;

                           (xii)   purchased,   disposed  of  or  contracted  to
         purchase or dispose of, or granted or received an option or any other right to purchase or sell, any of its assets;

                           (xiii) increased the rate of compensation payable or to become payable to the officers or employees of the Company, or increased the amounts paid or payable to such officers or employees under any bonus, insurance, pension or other benefit plan, or made any arrangements therefor with or for any of said officers or employees;

                           (xiv) adopted or amended any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of its employees; or

                           (xv)  changed  any  material  accounting   principle,
         procedure or practice followed by the Company or changed the method of applying such principle, procedure or practice.

                  (n) Agreements. The Written Information contains a true, correct and complete list of all contracts, agreements and other instruments material to the business or operation of the Company, including without limitation, those to which the Company is a party and those by which any of its assets are bound (the "Material Agreements"). Copies of all such agreements have heretofore been delivered or made available by the Company to Telepad. Other than as described in the Written Information or in this Agreement as of the date hereof and the Closing Date, there is no contract, agreement or other instrument to which the Company or any Securityholder is a party or which affects the assets, liabilities or outstanding securities of the Company. None of the Material Agreements limits the freedom of the Company to compete in any line of business or with any person or other entity in any geographic region within or outside of the United States of America.

                  Neither the Company nor to the Company's knowledge, any third party is in default and no event has occurred which, with notice or lapse of time or both, could cause or become a default by the Company, or any third party, under any Material Agreement. Each Material Agreement is enforceable in accordance with its terms, against all other parties thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (o) Non-Contravention; Consents. Neither the execution and delivery of this Agreement by the Company, nor consummation of the Merger, does or will: (i) violate or conflict with any provision of the articles of incorporation or bylaws of the Company; (ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation an imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the assets, which are material to the business or operation of the Company, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Company is a party or by which it or any of such assets are bound, the effect of which violation, acceleration, creation or imposition could have a material adverse effect on the business, assets, operations, earnings, prospects or (financial or otherwise) of the Company; (iii) violate or conflict with any other restriction of any kind whatsoever to which the Company is subject or by which any of their respective assets may be bound, the effect of any of which violation or conflict could have a material adverse effect on the business, assets, operations, earnings, prospects or (financial or otherwise) of the Company; or (iv) constitute an event permitting termination by a third party of any agreement, including the Material Agreements, to which the Company is a party or is subject, which termination could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement and consummation of the Merger.

                  (p) Employee Benefit Plans. The Company does not have any "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans") covering the employees of the Company.

                  (q) Labor Relations. There are no agreements with or pending petitions for recognition of any labor union or association as the exclusive bargaining agent for any or all of the employees of the Company and to the Company's knowledge no such petition has been pending at any time since the Company's inception. To the Company's knowledge, there has not been any organizing effort by any union or other group seeking to represent any employees of the Company as its exclusive bargaining agent at any time since the Company's inception. There are no labor strikes, work stoppages or other labor disputes now pending or threatened against the Company, nor to the Company's knowledge has there been any such labor strike, work stoppage or other labor dispute or grievance at any time since the Company's inception. The Company has no any knowledge that any executive, key employee or any group of employees of the Company has any plans to terminate his/her employment with the Company.

                  (r) Insurance. The Company has no insurance policies or binders of insurance or programs of self-insurance except as described on
Schedule 3.1(r).

                  (s) Tax Matters. Except as disclosed on Schedule 3.1(s), the Company has timely filed with the appropriate taxing authorities all returns (including, without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof. The information contained in such returns is complete and accurate in all material respects. The Company has not requested any extension of time within which to file returns (including, without limitation, information returns) in respect of any Taxes. The Company has accurately computed and timely paid all Taxes for periods beginning before the date hereof, or an adequate reserve has been established therefor, as set forth in Schedule 3.1(s). No liens for Taxes exist against any assets to be acquired by Telepad in the Merger. Telepad shall have no obligation or liability for or with respect to (a) any Taxes or other assessments as a consequence of the transactions contemplated by this Agreement all of which Taxes shall be paid by the Company, or each Securityholder, as the case may be, or (b) any other Taxes or assessments of the Company, or each Securityholder of any kind whatsoever or any penalties or interest with respect to such Tax liabilities. The Company has withheld or collected from each payment made to each of its employees, consultants, contractors and other payees the amount of Taxes required to be withheld and collected therefrom for all periods through the date hereof. Any liability for Taxes due and payable through the date of this Agreement for which no returns are due or have been filed (including, without limitation, property, payroll and withholding taxes) have been properly accrued or provided for on the books of the Company. No material deficiencies for Taxes have been claimed, proposed, or assessed by any taxing or other governmental authority against the Company. There are no pending or, to the best knowledge of the Company, threatened audits, investigations or claims for or relating to any material liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that, in the reasonable judgment of the Company, or its counsel is likely to result in a material amount of Taxes. The federal, state and local returns of the Company has never been audited, and the Company has not been notified that any taxing authority intends to audit a return for any other period. No extension of a statute of limitations relating to Taxes is in effect with respect to the Company. The Company: (i) has been an includible corporation in an affiliated group that files consolidated income tax returns; (ii) is a party to any tax-sharing agreements or similar arrangements; (iii) is a "foreign person" as defined in section 1445(f)(3) of the Code; or (iv) have made or become obligated to make, and will not, as a result of the Merger, make or become obligated to make, an "excess parachute payment" as defined in section 280G of the Code.

                  The term "taxes" or "tax" as used in this section or referred to elsewhere in this Agreement shall mean all taxes, charges, fees, levies, penalties, or other assessments, including without limitation, income, capital gain, profit, gross receipts, ad valorem, excise, property, payroll, withholding, employment, severance, social security, workers' compensation, occupation, premium, customs duties, windfall profits, sales, use, and franchise taxes, imposed by the United States, or any state, county, local or foreign government or any subdivision or agency thereof, and including any interest, penalties or additions attributable thereto.

                  (t) Compliance with Applicable Law. Since the date of the Company's Second Amended Joint Plan of Reorganization of Debtor and Mark Sarna dated September 8, 1999 (the "Company's Effective Date"), the Company has been and is in compliance with all federal, state and local laws, statutes, ordinances, rules and regulations applicable to the business, except where the failure to comply with which would not materially adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company or which would subject any officer or director of the Company to civil or criminal penalties or imprisonment. The Company has complied with the rules and regulations of all governmental agencies having authority over its business and its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company. Since the Company's Effective Date,the Company has no knowledge of nor received any notice of violation of any such rule or regulation since the Company's inception which could result in any liability of the Company for penalties or damages or which could subject the Company to any injunction or government writ, order or decree. To the knowledge of Company, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company.

                  (u) Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, which could restrict the ability of the Company to perform its obligations hereunder or could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company. The Company is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company.

                  (v) Permits. The Company holds all permits, licenses, orders and approvals of all federal, state or local governmental or regulatory authorities, agencies or bodies required for the conduct and operation of the Company's business as currently conducted, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company. All such permits, licenses, orders, and approvals are in full force and effect and no suspension, termination or revocation of any of the foregoing is threatened. None of such permits, licenses, orders or approvals will be materially adversely affected by consummation of the Merger. The Company has no knowledge of nor has received any notice of violation of any of such rules or regulations since the Company's inception which would result in any liability of the Company for penalties or damages or which would subject the Company to any injunction or governmental writ, order or decree.

                  (w) Unlawful Payments. Since the Company's Effective Date, none of the Company, officer, director, employee, agent or representative of the Company has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Company, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

                  (x)      Intentionally Omitted.

                  (y) Officers, Directors and Employees. Schedule 3.1(y) hereto sets forth a true, correct and complete list of all of the officers, directors and employees of the Company as of the date hereof, including their respective names, titles, salaries and bonuses. The Company has also provided true, correct and complete copies of any employment agreements between the Company and any of the foregoing officers, directors and employees of the Company in effect as of the date hereof.

                  (z) Loans to or from Affiliates. Except as disclosed in the Written Information, there exist no outstanding loans by the Company to any current or former officer, director, employee, consultant or securityholder of the Company or any affiliate of any of the foregoing and there are no outstanding loans to the Company by any current or former officer, director, employee, consultant or securityholder of the Company.

                  (aa)     Books and Records.

                           (i)      Since the Company's  Effective  Date, the
books of account and other financial records of the Company are complete and correct and have been maintained in accordance with good business practices.

                           (ii)     Since the  Company's  Effective  Date,  all
material corporate action of the boards of directors of the Company (including any committees) has been authorized, approved and/or ratified in the minute books of the Company.

                  (bb) Solvency of the Company. From the effective date of the Company's final Plan of Reorganization and through the Closing Date, the Company has been and will be solvent. "Solvent" shall mean, for purposes of application of this provision, that: (i) the fair saleable value of the Company's property is in excess of the total amount of its debts; and (ii) the Company is able to pay its debts as they mature.

                  (cc) Agreements with Affiliates. Except as disclosed in the Written Information or herein, the Company is not a party to any instrument, license, lease or other agreement, written or oral, with any officer or director of the Company.

                  (dd) Accuracy of Information Furnished. The Company represents that no statement made by the Company set forth herein or in the exhibits or the schedules hereto, or to the best knowledge of the Company, in the Company's bankruptcy information, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of the Company pursuant hereto or in connection with the consummation of the Merger, contained, contains or will contain any untrue statement of a material fact, or omits, omitted or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         3.2 Representations and Warranties of Telepad. Telepad represents and warrants to the Company and the Securityholders as follows:

                  (a) Authorization. The execution, delivery and performance of this Agreement and consummation of the Merger have been duly authorized, adopted and approved by the board of directors of Telepad and prior to Closing by the Shareholders of Telepad. Telepad has taken all necessary corporate action and has all of the necessary corporate power to enter into this Agreement and to consummate the Merger. This Agreement has been duly and validly executed and delivered by the officers of Telepad on behalf of Telepad and, assuming that this Agreement is the valid and binding obligation of the Company and the Securityholders, is the valid and binding obligation of Telepad, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) Organization. Telepad is a corporation duly organized, validly existing and not in good standing under the laws of the State of Delaware. Telepad has the corporate power and authority to own and lease its properties and assets, and to carry on its business as it is now being conducted. To the best knowledge of Telepad, Telepad is not qualified to do business as a foreign corporation in any jurisdiction. To the best knowledge of Telepad, Telepad will be in good standing in the State of Delaware upon the payment of $12,349.05 prior to December 31, 1999.

                  (c) Capitalization. The number of authorized, issued and outstanding shares of capital stock of Telepad as of the date of Closing will be as set forth above in the recitals to this Agreement. The outstanding shares of Telepad Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the date of Closing, the number of shares of capital stock that Telepad will be authorized to issue will be adequate to permit Telepad to fulfill its obligations hereunder with respect to issuance of the shares of Telepad Stock to the Securityholders pursuant hereto. On the Closing Date, the shares of Telepad Stock issuable to the Securityholders pursuant to
Section 1.2 will be duly authorized, validly issued, fully paid and nonassessable. Since October 8, 1999, Telepad has not issued any shares of capital stock which would give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder). As of the date hereof, there are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the shares of Telepad Stock outstanding or issuable except as described on Schedule 3.2(c) hereof.

                  (d) Non-Contravention; Consents. Neither the execution and delivery of this Agreement, nor consummation of the Merger, does or will: (i) violate or conflict with any provision of the certificate of incorporation or bylaws of Telepad; (ii) violate or conflict with any material provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which Telepad is a party or by which it or the property or assets which are material to its business or operation are bound, the effect of any of which violation would have a material adverse effect on the business, assets, operations, earnings, prospects (financial or otherwise) of the Company; (iii) violate or conflict with any other restriction to which Telepad is subject or by which any of the property or assets which are material to the business or operation of Telepad may be bound, the effect of any of which violation or conflict would have a material adverse effect on the business, assets, operations, earnings, prospects (financial or otherwise) of the Company; or (iv) constitute an event permitting termination of any agreement to which Telepad is subject by any other party thereto, if in any such circumstance such termination could have a materially adverse on the ability of Telepad to fulfill its respective obligations hereunder. Other than as provided herein, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement by Telepad and consummation by Telepad of the Merger.

                  (e) Litigation. Except as described in the Telepad Bankruptcy Information, there is no action, suit, proceeding or investigation pending against or related to Telepad, nor, to the best knowledge of Telepad, has Telepad been threatened with any such action, suit, proceeding or investigation, which would restrict the ability of Telepad to perform its obligations hereunder or which would have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Telepad. Telepad is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Telepad.

                  (f) Accuracy of Information Furnished. No statement by Telepad set forth herein or in the exhibits or the schedules hereto or, to the best knowledge of Telepad, in the Telepad Bankruptcy Information, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of Telepad pursuant hereto or in connection with consummation of the Merger, contained, contains or will contain any untrue statement of a material fact, or omitted, omits or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                  (g) Bankruptcy Proceedings. Telepad has been provided access to all documents relating to the Company and its federal bankruptcy proceeding available at www.uscourts.gov/allinks.html#all.

                  (h)  No  Material  Adverse  Change.  Except  as set  forth  on
Schedule 3.2(l), no material adverse change in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of Telepad has occurred since October 8, 1999.

                  (i)      Employee Benefit Plans.  Telepad has no Benefit
Plans.

                  (j) Business Operations. Since October 8, 1999, Telepad has not engaged in any substantive business operations.

                  (k) Reporting Company. Telepad is subject to the reporting requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended.

         3.3 Survival of Representations and Warranties. The representations and warranties set forth in Sections 3.1 and 3.2 hereof shall survive until the close of business on the second anniversary of the Closing Date, provided that, notice or demand with respect to any alleged breach thereof is given as required pursuant to Article V hereof.

                                   ARTICLE IV

                                   CONDITIONS

         4.1 Conditions to Obligations of Telepad. The obligation of Telepad to consummate the Merger is subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by Telepad to the extent permitted by applicable law:

                  (a) No Material Adverse Change. No material adverse change in the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company, and no event which would materially and adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company not disclosed herein shall have occurred since the date of the Financial Statements and Written Information.

                  (b) Copies of Resolutions. The Company shall have furnished Telepad with certified copies of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action of the Company and required consents of its Securityholders to enable the Company to comply with the terms of this Agreement.

                  (c) Certificates of Good Standing. At the Closing, the Company shall have furnished Telepad with certified copies of certificates of good standing of the Company dated not more than ten (10) business days prior to the Closing Date.

                  (d) Accuracy of Representations and Warranties. Each of the representations and warranties of the Company and the Securityholders set forth in this Agreement and agreements signed and to be delivered by the Company's Securityholders and creditor(s) shall have been true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. The Company and the Securityholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Company and the Securityholders at or prior to the Closing Date.

                  (e) Delivery of Officers' Certificates. The Company shall have delivered to Telepad certificates, dated as of the Closing Date, and signed by the President of the Company representing and affirming that: (i) the representations and warranties made by the Company as set forth in Section 3.1 of this Agreement and referred to in Subsection 4.1(d) above were and are true, correct and complete as required by Subsection 4.1(d) above and the conditions set forth in this Section 4.1 have been satisfied. The Company shall also have delivered certificates signed by the Secretaries of each with respect to the authority and incumbency of the officers of the Company executing this Agreement and any documents required to be executed or delivered in connection therewith.

                  (f) Delivery of Stock Certificates. At the Closing, the Securityholders shall have delivered to Telepad certificates representing all of the issued and outstanding capital stock of the Company, which certificates shall be properly endorsed in blank or shall be accompanied by a properly executed stock power or an affidavit by President of the Company that no certificates had been issued since the Company's Effective Date and identifying by name and amount the parties entitled to receive shares of Company.

                  (g) Consents and Waivers. Any and all necessary consents, authorizations, orders or approvals described in Subsection 3.1(o) above shall have been obtained, except as the same shall have been waived by Telepad.

                  (h) Litigation. There shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Company or the Securityholders issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Merger or making consummation thereof unduly burdensome to the Company or the Securityholders. No proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other person with respect to the Merger.

                  (i) Reporting Compliance. The Company shall have delivered to Telepad either prior to Closing or within the appropriate time period, if after Closing, audited financial statements of the Company for all periods and in the form required by Regulation S-X (17 CFR Part 210) sufficient to enable Telepad to timely satisfy its reporting requirements under the Securities Exchange Act of 1934, including the reporting obligations of a Section 12(g) reporting company, and pursuant to all other applicable securities laws.

                  (j) Delivery of Documents and Other Information. The Company shall have delivered to Telepad all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

         4.2 Conditions to Obligations of the Company and the Securityholders. The obligations of the Company and the Securityholders to consummate the Merger are subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by the Company and/or the Securityholders to the extent permitted by law:

                  (a) Copies of Resolutions. Telepad shall have furnished the Company with certified copies of resolutions duly adopted by the board of directors of Telepad authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable Telepad to comply with the terms of this Agreement.

                  (b)   Certificates  of  Good  Standing.   Telepad  shall  have
furnished the Company with certified copies of certificates of good standing of Telepad dated not more than ten (10) business days prior to the Closing Date.

                  (c) Accuracy of Representations and Warranties. Each of the representations and warranties of Telepad set forth in this Agreement shall have been true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. Telepad shall have performed and complied with in all material respects all agreements and covenants required by this Agreement to be performed by Telepad at or prior to the Closing Date.

                  (d) Delivery of Officers' Certificates. Telepad shall have delivered to the Company certificates, dated the Closing Date and signed by the Chief Executive Officer of Telepad, affirming that: (i) the representations and warranties of Telepad as set forth in Section 3.2 of this Agreement and referred to in Subsection 4.2(c) above were and are true, correct and complete as required by Subsection 4.2(c) above; and (ii) the conditions set forth in this
Section 4.2 have been satisfied. Telepad shall also have delivered a certificate signed by the Secretary of Telepad with respect to the authority and incumbency of the officers of Telepad executing this Agreement and any documents required to be executed or delivered in connection therewith

                  (e) Stock Certificates. At the Closing, Telepad shall have issued and delivered to the Securityholders certificates representing the shares of Telepad Stock issuable pursuant hereto, which certificates shall be in the name of the respective Securityholders and in the amounts, as set forth on Schedule A hereto.

                  (f) Consents and Waivers. Any and all necessary consents, authorizations, orders or approvals described in Subsection 3.2(d) above shall have been obtained, except as the same shall have been waived by the Company and the Securityholders.

                  (g) Litigation. There shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to Telepad issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Merger or making the consummation thereof unduly burdensome to Telepad. On the Closing Date and immediately prior to consummation of the Merger, no proceeding or lawsuit shall have been commenced, be pending or have been threatened or by any governmental or regulatory agency or authority or any other person with respect to the Merger.

                  (h) No Material Adverse Change. No material adverse change in the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Telepad, and no event which would materially and adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Telepad not disclosed herein shall have occurred since October 8, 1999.

                  (i) Resignation and Appointment. The current directors and officers of Telepad will resign effective as of immediately after Closing and Howard Miller will have been appointed a director of Telepad.

                                    ARTICLE V
                                ESCROW PROVISIONS

         5.1 Terms of the Escrow. At the Closing, Telepad will deliver into escrow 248,400 shares of Telepad Stock outstanding prior to the Merger. The shares will remain in escrow, unless earlier delivered or released pursuant hereto, until May 7, 2000, at which time they will be released to the Escrowers (as listed on Schedule 5.1). The purpose of this escrow is to have an available source to pay any valid claims brought against the Surviving Corporation by a pre-Merger creditor of Telepad. For purposes of this Section, a valid claim must be a claim that was filed with the Bankruptcy Court prior to May 7, 1999. The period of the Escrow can be extended by written notice from the Escrow Agent (as defined below), in its sole discretion, to cover any valid claims made regardless of the method by which the Escrow Agent is notified of a valid claim, whether by litigation notice, claim letter or otherwise, prior to May 8, 2000. The second sentence of this provision notwithstanding, the escrowed shares may be earlier released provided they are replaced by cash. The amount of cash necessary to replace the escrowed shares shall be the lower of (i) $1.055 or
(ii) the average last sale price (or closing bid price if last sale price is unavailable) over the preceding five consecutive trading days. The price information shall be as reported by the major exchange or quotation bureau, as the case may be, where the Surviving Corporation's common stock trades or is quoted, as the case may be. The law firm of Heller, Horowitz & Feit, P.C. shall be the escrow agent (the "Escrow Agent").

         5.2      Responsibility of Escrow Agent.

         (a) The Escrow Agent shall, in its sole discretion, determine if a claim has been made which could result in a charge against the escrow. In the event it determines such a claim exists, the Escrow Agent shall immediately inform the Surviving Corporation and send a copy of such notice to the Escrowers, as though it was to Telepad, pursuant to Section 7.8. The Escrow Agent shall take instructions from the Surviving Corporation regarding a response to such claim and, as stated in Section 5.2(e), can represent the Surviving Corporation in any resulting litigation. In the event the value of the escrow is at least equal to the maximum amount of the claim, the Escrowers, acting by vote of a majority of the esrowed shares, may take over defense of the litigation at their own expense. In the event the value of the escrow does not exceed the claim, the Escrowers, or any of them, may, at their own expense, appoint co-counsel to defend the claim, provided that it is understood that the Surviving Corporation's counsel shall be the lead counsel with authority to make all final decisions. In the event a claim is awarded to the claimant, the Escrow Agent is authorized to disburse from the escrow the required amount. Upon the advice of the Surviving Corporation and the written consent of the Escrowers, acting by vote of a majority of the escrowed shares, the Escrow Agent may settle any claim and deliver out of escrow the amount of the settlement.

         (b) Other than this Article V, the Escrow Agent shall not be bound in any way or be deemed to have any responsibility or obligation under or in respect of any agreement or contract to which either party hereto is a party (whether or not it has knowledge thereof) and its only duties or responsibilities shall be as specifically set forth herein. The Escrow Agent acting in good faith may assume that any notice or instruction received by it hereunder is authentic and has been duly and validity given, pursuant to due authorization, by or on behalf of the person by which or on behalf of which it purports to be given, and the Escrow Agent shall have no duty to inquire with respect thereto.

         (c) The Company, on the one hand, and Telepad, on the other hand, each hereby agree to, jointly and severally, indemnify the Escrow Agent for, and hold it harmless against, any loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against the Escrow Agent, arising out of or in connection with the performance of its duties hereunder and otherwise with respect hereof, including the costs and expenses of defending itself against any claim or liability except that the parties hereto shall not be liable hereunder as to matters in respect of which the Escrow Agent is determined to have acted in bad faith, provided, that if the Escrow Agent shall assert any claim for indemnity, it shall assert such claim and bring any action with respect thereto against both the Company and Telepad. The Escrow Agent shall have no liability to the parties hereto or any other person in respect of any action taken or any failure to act in respect of its duties hereunder if such action was taken or omitted to be taken in good faith.

         (d) If any dispute shall arise among the parties with respect to the escrow, the Escrow Agent may (i) commence an interpleader or similar action permitted to escrow agents in the courts of the State of New York and deposit the escrow into the Court where such action has been commenced, or (ii) whether or not such dispute involves litigation, retain the escrow pending either a settlement of such dispute or final determination of the rights of the respective parties thereto.

         (e) Notwithstanding any provisions of this Article V or the Escrow Agent's position as escrowee, the Escrow Agent shall at all times (including without limitation during and with respect to disputes between the parties, whether or not involving litigation) be able to represent the Company and the Surviving Corporation as its attorney in connection with the transactions contemplated by this Agreement or any resulting litigation.

         (f) In the event of litigation with respect to the escrow, the expenses and fees incurred by the Escrow Agent shall be borne by the party who does not prevail in such litigation.

         5.3 Release of Escrow. Before releasing the escrow, or any of it, the Escrow Agent shall give notice to the Company and the Escrowers of its intentions. The Escrow Agent shall not release the escrow pursuant to the notice until two (2) business days after the notice has been sent to both parties. If the Escrowers or the Surviving Corporation dispute the Escrow Agent's proposed delivery of the escrow as disclosed in the notice, the Escrow Agent shall continue to hold all of the then remaining escrow until the issue of who is entitled to the escrow is finally determined in a Court of competent jurisdiction. The escrow may not be terminated except by delivery or release of all of the escrow in accordance with the terms of this article V. The above notwithstanding, if no valid claims have been presented on or prior to May 7, 2000, the Escrow Agent shall promptly release the escrow to the Escrowers without notice.

                                   ARTICLE VI

              TERMINATION AND REMEDIES FOR BREACH OF THIS AGREEMENT

         6.1 Termination by Mutual Agreement. This Agreement may be terminated at any time prior to the Closing by unanimous consent of the parties hereto, provided that such consent to terminate is manifested in writing and is signed by each of the parties hereto.

         6.2 Termination for Failure to Close. This Agreement may be terminated by any of the parties hereto if the Closing shall not have occurred by January 14, 2000, provided that, the right to terminate this Agreement pursuant to this section shall not be available to any party whose failure to fulfill any of its obligations hereunder has been the cause of or resulted in the failure to consummate the Merger by the foregoing date.

         6.3 Termination by Operation of Law. This Agreement may be terminated by any of the parties hereto if, in the reasonable opinion of counsel to the respective parties hereto, there shall be any statute, rule or regulation that renders consummation of the Merger illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

         6.4 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Non-Defaulting Party (as defined below). The foregoing shall not relieve any Defaulting Party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.

         6.5 Remedies; Specific Performance. In the event that any party shall fail or refuse to consummate the Merger (except pursuant to Sections 6.1, 6.2 or 6.3 above) or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the
"Defaulting Party") shall have occurred that results in the failure to consummate the Merger, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party and/or may seek to obtain an order of temporary or permanent injunctive relief and/or specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that, the Non-Defaulting party seeking any injunctive relief or specific performance must file its request with such court within forty-five
(45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach and further provided, that in no event shall a Defaulting Party be liable for special, incidental or consequential damages. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 Fees and Expenses. Except as otherwise described herein, each party hereto shall pay its own expenses incident to negotiation, execution, delivery and performance of the terms of this Agreement and the consummation of the Merger.

         7.2 Modification, Amendments and Waiver. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by unanimous consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

         7.3 Assignment. Neither the Company, the Securityholders nor Telepad shall have the authority to assign its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

         7.4 Burden and Benefit. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and assigns. In the event of a default by the Company or the Securityholders of any of their respective obligations hereunder, the sole and exclusive recourse and remedy of Telepad shall be against the Company and any of the Company's assets; under no circumstances shall any officer or director of the Company be liable in law or equity for any obligations of the Company hereunder. In the event of a default by Telepad of any of its respective obligations hereunder, the sole and exclusive recourse and remedy of the Securityholders and the Company shall respectively be against Telepad and its assets; under no circumstances shall any officer, director, Securityholder or affiliate of Telepad be liable in law or equity for any obligations of Telepad hereunder.

         7.5 Brokers. Except as set forth on Schedule 7.5 hereto, the Company represents and warrants to Telepad that there are no brokers or finders entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Company, or any Securityholder or any other person in connection with this Agreement or the Merger. Telepad represents and warrants to the Company that after the Closing no broker or finder is entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of Telepad in connection with this Agreement or the Merger.

         7.6 Entire Agreement. This Agreement and the exhibits, lists and other documents referred to herein contain the entire agreement among the parties hereto with respect to the Merger and supersede all prior agreements with respect thereto, whether written or oral.

         7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard, however, to such jurisdiction's principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

         7.8 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and delivered personally, by facsimile transmission or telex, or sent by commercial overnight delivery service or registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

                           If to the Company:  Digital Privacy, Inc.
                                               4820 Minnetonka Blvd., Suite 410
                                               St. Louis Park, MN 55416
                                               Attn: Kristin Halko
                                               Facsimile: (612) 285-1366

                           If to the
                           Securityholders: Each Securityholder
                                            c/o  Heller, Horowitz & Feit, P.C.
                                            292 Madison Avenue
                                            New York, New York 10017
                                            Attn:  Irving Rothstein, Esq.
                                            Facsimile: (212) 696-9459

                           with a copy to:  Heller, Horowitz & Feit, P.C.
                                            292 Madison Avenue
                                            New York, New York 10017
                                            Attn:  Irving Rothstein, Esq.
                                            Facsimile: (212) 696-9459

                           If to the Telepad:  Telepad Corporation
                                               1550 54TH Street
                                               Brooklyn, NY 11219
                                               Attn:  Stuart Eisenberger
                                               Facsimile: (718) 436-0736

                            with a copy to: Grushko & Mittman
                                            277 Broadway, Suite 801
                                            New York, New York 10007
                                            Facsimile: (212) 227-5865
                                            E-Mail: counslers@aol.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If sent as aforesaid, the date any such notice shall be deemed to have been delivered on the first business day after transmission of a facsimile or telex, the first business day after delivery to a commercial overnight delivery service, or five (5) days after delivery into a United States Postal facility.

         7.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original or a facsimile copy, but all of which shall constitute but one agreement.

         7.10 Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

         7.11 Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

         7.12 Headings. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

         7.13 Knowledge Standard. When used in this Agreement, the phrase "to the best knowledge of, " "knowledge of, " "known to" or similar phrases shall mean the actual knowledge of: (i) with respect to Telepad, the current officers and directors of Telepad; (ii) with respect to the Company, the current officers and directors of the Company; and (iii) each Securityholder.

         7.14 Joint Preparation. This Agreement was jointly prepared by Telepad and the Company and is not to be construed against any party hereto. Should any provision of this Agreement be found to be illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void leaving the remainder of this Agreement in effect.

         7.15 Execution of Sarna Documents. The Company and Telepad each agree that at the closing hereunder they will execute the Agreement by and among the Company, Telepad and Mark Sarna, as well as take all the acts required thereby.

                                    * * * * *

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date and year first above written.

TELEPAD CORPORATION                         DIGITAL PRIVACY, INC.


By:______________________________           By:________________________________
       Stuart Eisenberger                                     Howard Miller

                                   Schedule A




                                           Pre-Merger                Post-Merger
                                        Digital Privacy                Telepad


Shareholder                             Shares         %              Shares              %

Howard Miller                           1,037,837      24.96          1,037,837           19.22

Debra Simon                                23,285        .56             23,285             .43

Cedarwest, Inc.                           516,424      12.42            516,424            9.56

Hilliard Limited Partnership              446,569      10.74            446,569            8.27

Independence Plaza, Inc.                  127,651       3.07            127,651            2.36

Mark Lenowitz                              64,033       1.54             64,033            1.19

Andrew Offit                              129,314       3.11            129,314            2.39

Assume conversion/exercise:

Mark Sarna                              1,521,828      36.60          1,521,828           28.18

Employee Options                          291,060       7.00            291,060            5.39


                                 Schedule 3.1(f)
Current Lease Extended on exactly same terms until September 30, 2000

                                 Schedule 3.1(i)
[List to be attached]
Mark Sarna has a security interest in all Patents.

                                 Schedule 3.1(m)
10,000 Note to General Dynamics Information Systems, Inc. dated October 14, 1999. 600,000 Note to Mark Sarna dated October 7, 1999. Amended Loan and Security Agreement between the Company and Mark Sarna dated 10/7/99. Shareholder Agreement dated 10/7/99 between the Company, Mark Sarna and the then Shareholders. Employment Agreements with Howard Miller, J. Virgil Bradley and Kristin Halko.

                                Schedule 3.1(r)
Insurance  Policies  with  Moores  Insurance  Management  Inc.  for  Automobile,
Worker's   Compensation  and  Umbrella  liability  covering  personal  property, equipment, etc.

                                 Schedule 3.1(s)
1998 Federal, State and Local Taxes: The Company does not believe any taxes are due.

                                 Schedule 3.1(y)

Howard Miller     President, CEO and Chairman                 $180,000 + options
James V. Bradley  Senior Vice President and CTO               $100,000 + options
Kristin Halko     Vice President and Director of Operations   $ 75,000 + 5,000
                                                                         bonus
                                                                      + options

Paul Kimlinger    Director of Software Engineering            $ 76,000
Thomas Kimlinger  Manager of Software Engineering             $ 75,000
Jack Schmit       Network Administrator                       $ 42,000
Paul Christensen  Director
Daniel Hilliard   Director

                                  EXHIBIT 4.1

              CERTIFICATE TO SET FORTH DESIGNATIONS, VOTING POWERS,
              PREFERENCES, LIMITATIONS, RESTRICTIONS, AND RELATIVE
                  RIGHTS OF SERIES A 8% CUMULATIVE CONVERTIBLE
                    PREFERRED STOCK, $.01 PAR VALUE PER SHARE


         It is hereby certified that:

         I. The name of the corporation is Telepad Corporation (the "Corporation"), a Delaware corporation.

         II. Set forth hereinafter is a statement of the voting powers, preferences, limitations, restrictions, and relative rights of shares of Series A 8% Cumulative Convertible Preferred Stock hereinafter designated as contained in a resolution of the Board of Directors of the Corporation pursuant to a provision of the Articles of Incorporation of the Corporation permitting the issuance of said Series A 8% Cumulative Convertible Preferred Stock by resolution of the Board of Directors:

         Series A 8% Cumulative Convertible Preferred Stock, $.01 par value.

         1. Designation: Number of Shares. The designation of said series of Preferred Stock shall be Series A 8% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be 40,000. Each share of Series A Preferred Stock shall have a stated value equal to $10 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Stated Value"), and a par value of $0.01 per Series A Preferred Share.

         2.       Dividends.

                  (a) The Holders of outstanding shares of Series A Preferred Stock shall be entitled to receive preferential dividends in cash out of any funds of the Corporation legally available at the time for declaration of dividends before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock, or other class of stock presently authorized or to be authorized (the Common Stock, and such other stock being hereinafter collectively the "Junior Stock") at the rate of 8% simple interest per annum on the Stated Value per share payable quarterly commencing with the quarter ending March 31, 2000 when as and if declared, provided however that dividend payments will be made in additional fully paid and non assessable shares of Series A Preferred Stock at a rate of one share of Series A Preferred Stock for each $10 of such dividend not paid in cash, and the issuance of such additional shares shall constitute full payment of such dividend. Dividends may be paid at the Company's option with Series A Preferred Stock only if the Common Stock deliverable upon conversion of such Series A Preferred Stock will have been included for public resale in an effective registration statement filed with the Securities and Exchange Commission on the dates such dividends are payable and paid to the Holder, otherwise the dividend will be paid in cash.

                  (b) The dividends on the Series A Preferred Stock at the rates provided above shall be cumulative whether or not earned so that if at any time full cumulative dividends at the rate aforesaid on all shares of the Series A Preferred Stock then outstanding from the date from and after which dividends thereon are cumulative to the end of the quarterly dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series A Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series A Preferred Stock or any shares of any other class of stock ranking on a parity with the Series A Preferred Stock ("Parity Stock") and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

                  (c) Dividends on all shares of the Series A Preferred Stock shall begin to accrue and be cumulative from and after the date of issuance thereof. A dividend period shall be deemed to commence on the day following a quarterly dividend payment date herein specified and to end on the next succeeding quarterly dividend payment date herein specified.

         3.       Liquidation Rights.

                  (a) Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the Holders of the Series A Preferred Stock shall be entitled to receive before any payment or distribution shall be made on the Junior Stock, out of the assets of the Corporation available for distribution to stockholders, the Stated Value per share of Series A Preferred Stock and all accrued and unpaid dividends to and including the date of payment thereof. Upon the payment in full of all amounts due to Holders of the Series A Preferred Stock the Holders of the Common Stock of the Corporation and any other class of Junior Stock shall receive all remaining assets of the Corporation legally available for distribution. If the assets of the Corporation available for distribution to the Holders of the Series A Preferred Stock shall be insufficient to permit payment in full of the amounts payable as aforesaid to the Holders of Series A Preferred Stock upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed to the exclusion of the Holders of shares of Junior Stock ratably among the Holders of the Series A Preferred Stock.

                  (b) Neither the purchase nor the redemption by the Corporation of shares of any class of stock nor the merger or consolidation of the Corporation with or into any other corporation or corporations nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this paragraph 3.

         4. Conversion into Common Stock. Shares of Series A Preferred Stock shall have the following conversion rights and obligations:

                  (a) Subject to the further provisions of this paragraph 4 each Holder of shares of Series A Preferred Stock shall have the right at any time commencing upon the filing of this Certificate of Designation with the Office of the Secretary of State of Delaware, to convert such shares into fully paid and non-assessable shares of Common Stock of the Corporation (as defined in paragraph 4(i) below) determined in accordance with the Conversion Price provided in paragraph 4(b) below (the "Conversion Price"); provided, that the aggregate Stated Value to be converted shall be at least $5,000 (unless if at the time of such conversion the aggregate Stated Value of all shares of Series A Preferred Stock registered to the Holder is less than $5,000, then the whole amount may be converted). All issued or accrued but unpaid dividends may be converted at the election of the Holder simultaneously with the conversion of principal amount of Stated Value of Series A Preferred Stock being converted.

         (b) The number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock shall equal (i) the sum of (A) the Stated Value per share and (B) at the Holder's election accrued and unpaid dividends on such share, divided by (ii) the Conversion Price. The Conversion Price shall be the lesser of (x) $1.05, or (y) 77.5% of the average of the Closing Bid Prices for the five (5) trading days immediately preceding the conversion of the respective shares of Series A Preferred Stock (Lookback Period"). The Closing Bid Price shall mean the closing bid price of the Corporation's Common Stock as reported by the NASD OTC Bulletin Board or the principal exchange or market where traded.

                  (c) The Holder of any certificate for shares of Series A Preferred Stock desiring to convert any of such shares may give notice of its decision to convert the shares into common stock by delivering or telecopying an executed and completed notice of conversion to the Corporation or the Corporation's Transfer Agent and delivering within three business days thereafter, the original notice of conversion and the certificate for the Preferred Stock properly endorsed for or accompanied by duly executed instruments of transfer (and such other transfer papers as said Transfer Agent may reasonably require) to the Corporation or the Corporation's Transfer Agent. Each date on which a notice of conversion is delivered or telecopied to the Corporation or the Corporation's Transfer Agent in accordance with the provisions hereof shall be deemed a Conversion Date. A form of Notice of Conversion that may be employed by a Holder is annexed hereto as Exhibit A. The Corporation will transmit the certificates representing the shares of common stock issuable upon conversion of any Series A Preferred Stock (together with the Series A Preferred Stock representing the shares not converted) to the Holder via express courier, by electronic transfer or otherwise, within five business days after receipt by the Corporation of the original notice of conversion and the Series A Preferred Stock representing the shares to be converted ("Delivery Date"). The Holder of the shares so surrendered for conversion shall be entitled to receive on or before the Delivery Date a certificate or certificates which shall be expressed to be fully paid and non-assessable for the number of shares of Common Stock to which such Holder shall be entitled upon such conversion registered in the name of such Holder. The Corporation is obligated to deliver to the Holder simultaneously with the aforedescribed Common Stock, at the election of the Holder, additional Common Stock representing the conversion at the Conversion Price, of dividends accrued on the Series A Preferred Stock being converted. In the case of any Series A Preferred Stock which is converted in part only the Holder of shares of Series A Preferred Stock shall upon delivery of the certificate or certificates representing Common Stock also receive a new share certificate representing the unconverted portion of the shares of Series A Preferred Stock. Nothing herein shall be construed to give any Holder of shares of Series A Preferred Stock surrendering the same for conversion the right to receive any additional shares of Common Stock or other property which results from an adjustment in conversion rights under the provisions of paragraph (d) or (e) of this paragraph 4 until Holders of Common Stock are entitled to receive the shares or other property giving rise to the adjustment.

         In the case of the exercise of the conversion rights set forth in paragraph 4(a) the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation or Transfer Agent of the Notice of Conversion. The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the record Holder of such Common Stock and shall on the same date cease to be treated for any purpose as the record Holder of such shares of Series A Preferred Stock so converted.

         Upon the conversion of any shares of Series A Preferred Stock no adjustment or payment shall be made with respect to such converted shares on account of any dividend on the Common Stock, except that the Holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

         The  Corporation  shall  not  be  required,   in  connection  with  any
conversion of Series A Preferred Stock, and payment of dividends on Series A Preferred Stock to issue a fraction of a share of its Series A Preferred Stock and shall instead deliver a stock certificate representing the next whole number.

         The Corporation and Holder may not convert that amount of the Series A Preferred Stock on a Conversion Date in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates on such Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock with respect to which the determination of this proviso is being made on such Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

                  (d) The Conversion Price shall be subject to adjustment from time to time as follows:

         (i) In case the Corporation shall at any time (A) declare any dividend or distribution on its Common Stock or other securities of the Corporation other than the Series A Preferred Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then in each such event the Conversion Price shall be adjusted proportionately so that the Holders of Series A Preferred Stock shall be entitled to receive the kind and number of shares or other securities of the Corporation which such Holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the Conversion pursuant to this paragraph 4(d)(i) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

                  (e) (i) In case of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock) then unless the right to convert shares of Series A Preferred Stock shall have terminated, as part of such merger lawful provision shall be made so that Holders of Series A Preferred Stock shall thereafter have the right to convert each share of Series A Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a Holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such consolidation or merger. Such provision shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraph (d) of this paragraph 4. The foregoing provisions of this paragraph 4(e) shall similarly apply to successive mergers.

         (ii) In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the Holders of Series A Preferred Stock shall thereafter have the right to convert each share of the Series A Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

                  (f) Whenever the number of shares to be issued upon conversion of the Series A Preferred Stock is required to be adjusted as provided in this paragraph 4, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series A Preferred Stock and the Common Stock; and the Corporation shall mail to each Holder of record of Series A Preferred Stock notice of such adjusted conversion price.

                  (g) In case at any time the Corporation shall propose:

         (i) to pay any dividend or distribution payable in shares upon its Common Stock or make any distribution (other than cash dividends) to the Holders of its Common Stock; or

         (ii) to offer for subscription to the Holders of its Common Stock any additional shares of any class or any other rights; or

         (iii) any capital reorganization or reclassification of its shares or the merger of the Corporation with another corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock); or

         (iv) the voluntary dissolution, liquidation or winding-up of the Corporation;

then, and in any one or more of said cases, the Corporation shall cause at least fifteen (15) days prior notice of the date on which (A) the books of the Corporation shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the Series A Preferred Stock and for the Common Stock and to the Holders of record of the Series A Preferred Stock.

                  (h) So long as any shares of Series A Preferred Stock shall remain outstanding and the Holders thereof shall have the right to convert the same in accordance with provisions of this paragraph 4 the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversions.

                  (i) The term Common Stock as used in this paragraph 4 shall mean the $.01 par value Common Stock of the Corporation as such stock is constituted at the date of issuance thereof or as it may from time to time be changed or shares of stock of any class of other securities and/or property into which the shares of Series A Preferred Stock shall at any time become convertible pursuant to the provisions of this paragraph 4.

                  (j) The Corporation shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series A Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series A Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

                  (k) In the event a Holder shall elect to convert any shares of Series A Preferred Stock as provided herein, the Corporation cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of said shares of Series A Preferred Stock shall have been issued and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of the Series A Preferred Stock and dividends sought to be converted, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

                  (l) In addition to any other rights available to the Holder, if the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 4(c) by the Delivery Date and if after the Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Common Stock which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Corporation shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate Stated Value of the shares of Series A Preferred Stock for which such conversion was not timely honored, together with interest thereon at a rate of 16% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Stated Value of Series A Preferred Stock, the Corporation shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In.

         5. Mandatory Conversion. The shares of Series A Preferred Stock and dividends may not be converted without the consent of the Holder except as provided in Section 7 hereof.

         6. Voting Rights. The shares of Series A Preferred Stock shall not have voting rights.

         7. Redemption. From and after the Effective Date of the Registration Statement as defined in Section 10.1(iv) of the Subscription Agreement entered into by the Corporation and Holder (or Holder's predecessor) relating to the Series A Preferred Stock ("Subscription Agreement"), the Corporation will have the option on thirty days prior notice ("Notice of Redemption") to the Holder of redeeming the Series A Preferred Stock ("Optional Redemption") by paying to the Holder a sum of money equal 125% of the Stated Value of the aggregate of the Series A Preferred Stock being redeemed plus the dollar amount of accrued dividends on the Series A Preferred Stock being redeemed ("Redemption Amount"). A Notice of Redemption will not be effective in connection with any Series A Preferred Stock for which notice of conversion has been given by the Holder either before or within thirty days after receipt by the Holder of a Notice of Redemption, such 30th day being the "Redemption Date." A Notice of Redemption must be accompanied by a certificate signed by the chief executive officer or chief financial officer of the Corporation stating that the Corporation has on deposit and segregated ready funds equal to the Redemption Amount. The Redemption Amount (less any amount that may be converted by a Holder) must be paid in good funds to the Holder no later than the thirty-fifth day after the Redemption Date. In the event the Corporation fails to pay the Redemption Amount by such date, then the Redemption Notice will be null and void and the Corporation will thereafter have no further right to effect an Optional
Redemption. Any Notice of Redemption must be given to all Holders of Series A Preferred Stock in proportion to their holdings of Series A Preferred Stock on a Redemption Date.

         8. Event of Default. The occurrence of any of the following events of default ("Event of Default") shall, after the applicable period to cure the Event of Default, cause the dividend rate of 8% described in paragraph 2 hereof to become 12% from and after the occurrence of such event, and the Holder shall have the option to require the Corporation to redeem the Series A Preferred Stock held by such Holder by the immediate payment to the Holder by the Corporation of a sum of money equal to the number of shares that would be issuable upon conversion of an amount of Stated Valued and accrued dividends designated by the Holder, at the Conversion Price in effect as of the trading day prior to the date notice is given to the Corporation multiplied by the average of the closing ask prices and closing bid prices of the Corporation's Common Stock for the same days employed when determining such Conversion Price:

                  (a) The Corporation fails to pay any dividend payment required to be paid pursuant to the terms of paragraph 2 hereof or the failure to timely pay any other sum of money due to the Holder from the Company and such failure continues for a period of ten (10) days after written notice to the Corporation from the Holder.

                  (b) The Corporation breaches any material covenant, term or condition of the Subscription Agreement entered into between the Corporation and Holder relating to Series A Preferred Stock or in this Certificate of Designation, and such breach continues for a period of seven (7) days after written notice to the Corporation from the Holder.

                  (c) Any material representation or warranty of the Corporation
made  in  the  Subscription  Agreement,  or  in  any  agreement,   statement  or
certificate given in writing pursuant thereto shall be false or misleading.

                  (d) The Corporation shall make an assignment of a substantial part of its property or business for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

                  (e) Any money judgment, confession of judgment, writ or similar process shall be entered against the Corporation or its property or other assets for more than $50,000, and is not vacated, satisfied, bonded or stayed within 45 days.

                  (f) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation.

                  (g) An order entered by a court of competent jurisdiction, or by the Securities and Exchange Commission, or by the National Association of Securities Dealers, preventing purchase and sale transactions in the Corporation's Common Stock.

                  (h) The Corporation's failure to timely deliver Common Stock to the Holder pursuant to paragraph 4 hereof or the Subscription Agreement.

                  (i) The occurrence of a Non-Registration Event as described in
Section 10.4 of the Subscription Agreement.

         9. Status of Converted or Redeemed Stock. In case any shares of Series A Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series A Preferred Stock.


Dated: December _____, 1999

                                         TELEPAD CORPORATION



                                      By:_________________________________

                                    EXHIBIT A

                              NOTICE OF CONVERSION

         (To Be Executed By the Registered Holder in Order to Convert the Series A Convertible Preferred Stock of Telepad Corporation)

         The undersigned hereby irrevocably elects to convert $______________ of the Stated Value of the above Series A Convertible Preferred Stock into shares of Common Stock of Telepad Corporation (the "Corporation") according to the conditions hereof, as of the date written below.

Date of Conversion:_______________________________________________

Applicable Conversion Price Per Share:____________________________

Number of Common Shares Issuable Upon This Conversion:_____________


Signature:____________________________________________________________________


Print Name:___________________________________________________________________


Address:______________________________________________________________________

-----------------------------------------------------------------------------


Deliveries Pursuant to this Notice of Conversion Should Be Made to:

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

                                  EXHIBIT 4.2

        THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (1) REGISTRATION AND COMPLIANCE WITH SUCH ACT AND SUCH OTHER STATE LAW OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                              DIGITAL PRIVACY, INC.
                           CONVERTIBLE PROMISSORY NOTE

$600,000                                                        October 7, 1999
                                                                Minneapolis, MN


         FOR VALUE RECEIVED, Digital Privacy, Inc., a Minnesota corporation (the "Company") hereby promises to pay to Mark Sarna or his registered transferees or assigns (the "Holder") in lawful money of the United States and in immediately available funds, the principal sum of Six Hundred Thousand Dollars ($600,000.00). Interest shall accrue on the unpaid principal balance (computed on the basis of the actual number of days in the payment period and a 365-day year) at the rate of ten percent (10%) simple interest per annum. Accrued interest shall be due and payable by wire transfer or immediately available funds to the Holder hereof on the six (6) month anniversary of this Note and each six months thereafter. If not earlier prepaid or converted, the entire principal amount of the Note plus accrued interest shall be due and payable to the Holder hereof on the second anniversary of this Note.

         1. Loan and Security Agreement. This Note is executed by the Company under the provisions of the Amended Loan and Security Agreement of even date herewith and evidences a loan under, and is entitled to the benefits of said Loan Agreement, the terms of which are hereby incorporated herein and made a part hereof. Payment of this Note is secured by the Collateral described in said Loan Agreement.

         2. Conversion. For a period of nine (9) months after the date of this Note, the Holder shall have the right to elect to convert all of the unpaid principal on the Note to common stock of the Company ("Common Stock") equal to thirty-six and 6/10 percent (36.6%) of all issued and outstanding Common Stock calculated as of the date of this Note.

         3. Manner of Conversion. In connection with any conversion of this Note, the number of shares to be issued on conversion hereunder shall be appropriately adjusted to reflect and to share in any stock dilution, including but not limited to any cash dividend, stock split, reverse stock split, stock dividend, stock option plan or other employee program, or other distribution of stock or securities, which occurs after the issuance of this Note. No fractional shares shall be issued, and in lieu thereof the Company will pay the amount of any fractional interest to the Holder in cash. The Company shall at all times keep available out of its authorized and unissued Common Stock such number of shares as shall from time-to-time be sufficient to effect the conversion of the unpaid principal under this Note.

         The Holder shall provide written notice of his election to the Company. Within three business days following receipt of such written notice, the Company shall issue to the Holder the shares of Common Stock issuable on conversion of this Note, which shares shall be validly issued, fully paid and non assessable shares of the Company's Common Stock. Following the issuance of said shares, this Note shall be deemed to have been satisfied and discharged.
         4. Prepayment. This Note may be prepaid in part or in full, including all accrued interest, without penalty, at any time after April 6, 2000 and prior to the due date; provided, however, that in the event the Company intends to prepay this Note during the nine months following the date of this Note, the Company shall provide written notice to the Holder of its intention to prepay not less than five days before the date of prepayment. Following receipt of the Company's notice of intention to prepay, the Holder may avoid the prepayment by providing written notice of Holder's election to convert to the Company at any time before the date of prepayment and within nine months of the date of this Note.

         5. Miscellaneous. The Company agrees to pay all costs of collection or enforcement, including reasonable attorneys' fees and legal expenses, in the event this Note is not paid when due including cure periods are set out in the Loan Agreement. No failure or delay on the part of the Holder in exercising any right, power or remedy related to this Note shall operate as a waiver, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof.

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered.

                                DIGITAL PRIVACY, INC.



                             By:____________________________
                                Howard Miller
                                Its Chief Executive Officer

                                REEXECUTED,   RATIFIED  AND  ADOPTEDPURSUANT
                                TO TERMS  OF  MERGER  AGREEMENT  DATED AS OF
                                12/1/99

                                TELEPAD CORPORATION


                             By:___________________________
                             Its______________________

                                  EXHIBIT 99.1

         EMPLOYMENT AGREEMENT ("Agreement"), dated as of November ___, 1999, between Digital Privacy, Inc., a Minnesota corporation (the "Company"), and Howard Miller ("Executive").

         WHEREAS, the Company is desirous of employing Executive to further the business purposes of the Company; and

         WHEREAS, Executive is desirous of being employed by the Company on the terms provided herein;

         NOW, THEREFORE, the Company and Executive agree as follows:

                  1. Employment. The Company hereby agrees to employ Executive on a full time basis as President and Chief Executive Officer; and Executive hereby agrees to accept such employment and perform the duties of such offices. Executive shall report to and be under the direction and control of the Board of Directors of the Company, and shall have the usual and necessary authority, duties and responsibilities of a President and Chief Executive Officer of a company. Executive shall devote substantially all of his business time and attention to the business of the Company and to promoting its best interests. However, Executive may engage in non-competitive commercial activities, provided the Board of Directors determines that such activity does not interfere with Executive's performance of his duties hereunder. The Company shall furnish Executive with an office, secretarial help and other facilities and services as are suitable to his position and adequate for the performance of his duties in accordance with the provisions of this Agreement. In addition, the Company may provide Executive with such executive perquisites as may be deemed by the Board of Directors to be commensurate with Executive's position with the Company.

                  2. Term of Employment. Subject to the provisions for termination hereinafter provided, the term of Executive's employment hereunder shall be five (5) years from the date of this Agreement with subsequent automatic successive five (5) year renewal periods until terminated in accordance with this Agreement. This Agreement shall not renew if the party electing not to renew sends the other party written notice of such party's election not to renew at least sixty (60) days prior to the termination of the then current Term or any subsequent renewal Term.

                  3. Place of Performance. In connection with his employment by the Company, Executive shall alternate, at his option, between the Company's principal executive offices, currently located in Minnesota, and the Company's Eastern Office in ___________, New Jersey.

                  4.       Compensation and Expenses.

         (a) The Company shall pay to the Executive a base salary at a rate of $180,000 per year, payable in accordance with the normal payroll practices of the Company. On each anniversary date of this Agreement, the base salary shall be increased by the amount of the consumer inflation index for the previous 12 months, as reported in the Wall Street Journal. In the event the Company is a "public" company, the base salary for the fourth and fifth years shall be the higher of (i) the salary as computed for the first three years or (ii) the salary of comparable executives in other companies.

         (b) During the term of this Agreement, the Company shall reimburse Executive for all reasonable Company related travel, entertainment and other business expenses reasonably necessary and appropriate for the performance of his duties hereunder, including without being limited to, home telecommunication (including cellular and on-line) expenses, and travel between the Company's New Jersey and Minnesota offices (it being understood that Executive will make at least one round trip weekly) provided that Executive submits receipts or other expense records to the Company in accordance with the Company's general reimbursement policy then in effect for executives and other employees of the Company.

         (c) During the term of this Agreement the Company will use its best efforts to elect Executive the Chairman of the Company.

         (d) Executive shall be granted 300,000 Stock Options on the date hereof, which shall vest in equal parts on December 31 of the five years following the date of this Agreement. The exercise price of all options granted shall be $_______ per share which is the fair market value at the time of grant, it being the intention that these options should qualify as "incentive" stock options. Upon the occurrence of an event described in Paragraph 6(a) or (b) all options shall be accelerated and shall vest in full automatically.

         (e) Executive shall also be entitled to performance based options. On December 31, 2000, Executive shall be granted 1,000 options for every $10,000 of net revenues (i.e., total revenues less the cost of the smartcards and smartcards reader) for the year then ended. Beginning on December 31, 2001, Executive shall be granted 50,000 options if the net revenues for any year exceed the previous year. In addition, Executive shall be granted 1,000 options multiplied by the amount of the Company's percentage increase in net revenues. In other words, if the Company's net revenues increase by 54% over the previous year, Executive shall receive 104,000 additional options. The exercise price of those options shall be the closing (i.e., last sale) price on December 31 of each year.

         (f) Executive shall also be entitled to receive additional options based upon the Company's valuation. For purposes of this provision the Company's valuation shall be determined by multiplying all outstanding shares of common stock by the last sale price, or if not available, the closing bid price, as published for the major exchange or quotation service upon which the Company's common stock is listed for trading or for where quotes are made, as the case may be. Executive shall earn options equal to 1% of the then outstanding shares of common stock for meeting each milestone. For purposes of this provision, a milestone is each multiple of valuation of $25 Million. To meet a milestone, the valuation must remain at or above such milestone for 10 trading days out of any 90 consecutive day period. In addition, on December 1 of each year, Executive shall receive a pro rata amount of these bonus options for the partial reaching of the next milestone. Any options earned for a December 1 partial earn out, shall be reduced from the number of options Executive shall receive upon reaching the next milestone. The exercise price of these options shall be the fair market value on the day a bonus is earned. In the event a milestone is met due to the Company entering into a business combination (whether by merger, consolidation, share exchange, sale of assets or otherwise), Executive shall receive his bonus. However, if Executive earns the bonus due to such a transaction, Executive shall have the option of receiving all or any part of the bonus due him in shares of the Company's common stock or in cash or any combination of both, at his sole discretion.

         (g) The shares underlying the options to be delivered to Executive shall have piggy back registration rights. In the event the Company does not file a registration statement within six months of the date hereof registering such shares with the Securities and Exchange Commission, Executive shall have the right to demand that the Company register the stock underlying the options at the Company's sole cost and expense.

         (h) At the time of any exercise, the purchase price for the shares underlying the option being exercised, may be paid, at the option of Executive, in cash (or cash equivalent), in shares of common stock of the Company with the fair market value the five day average of the closing (i.e., last sale) price prior to the date of exercise equal to the purchase price, a combination of cash and shares of common stock on the date of the exercise of the option, by note or any other method approved by the Board of Directors.

                  5.       Employee Benefit Plans.

         (a) During the term of Executive's employment under this Agreement, Executive, and his family, shall be entitled to participate, to the extent they are eligible, in all employee benefit plans in effect for executives of the Company during the term of this Agreement, including without limitation, health, disability, unemployment insurance, 401(k), profit sharing and a retirement plan.

         (b) During the term of Executive's employment, Executive shall be entitled to four weeks paid vacation, as well as paid holidays given by the Company to its employees and Jewish Holidays observed by orthodox Jews. Vacation time may be carried over and accrued to the next year. Executive shall be permitted to take one additional week of vacation without pay.

         (c) The Company shall purchase director and officer insurance coverage insuring Executive from liability from certain actions commenced against the Company and/or Executive.

         (d) In addition to any "key man" insurance which the Company may purchase and for which Executive agrees to submit to any necessary examination, the Company shall purchase life insurance at standard rates on the Executive's life in an amount equal to that year's compensation plus $750,000. The beneficiary of such life insurance policy shall be designated by Executive.

                  6.       Termination.

         (a) Death. Executive's employment hereunder shall terminate upon his death.

         (b) Disability. In the event of Executive's disability, the Company shall give Executive Notice of Termination (as hereinafter defined) which shall take effect thirty (30) days after the date it is sent to Executive. Disability shall mean that the Executive has become mentally incapacitated or disabled to the extent that he has been legally adjudicated incompetent and a conservator, guardian, custodian, trustee or other fiduciary has been appointed to handle his business affairs, or physically incapacitated or disabled to the extent that for a period of sixty consecutive days or any ninety days out of one hundred and eighty consecutive days, he is unable to perform his duties for the Company in his customary fashion.

         (c) Cause. The Company may terminate Executive's employment hereunder for Cause. For the purpose of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon (i) Executive's conviction of, or plea of "no contest" to, any felony; or (ii) a final award by an arbitration panel with jurisdiction over Executive that Executive has committed an act of fraud, misappropriated funds or property of the Company for Executive's own use, embezzled property of the Company or materially intentionally breached any specific provision of this Agreement.

         (d) Good Reason. This Agreement may be terminated by Executive for "Good Reason" upon one hundred eighty (180) days written notice to the Company. Good Reason is defined to include (i) a material change in the nature or scope of Executive's responsibilities, duties or authority, (ii) failure by the Company or successor to comply with this Agreement, (iii) the removal of Executive as an officer or director of the Company, (iv) ill health of the Executive or a member of his family, or any other compelling circumstance, which in the sole discretion of Executive makes his continued employment impossible of inappropriate and/or (v) a change in control of the Company (or any successor, if this provision was waived for the previous change in control).

         (e) Notice of Termination. Any purported termination by the Company pursuant to subsections (b) or (c) shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision indicated.

         (f) Date of Termination. The effective date of termination shall be:

         (i) If Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period);

         (ii) If Executive's employment is terminated pursuant to paragraph (c) above, the date specified in the Notice of Termination, though not earlier than the date of such Notice; and

         (iii) If Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.

         7.   Compensation   and  Other  Matters  Upon   Termination  or  During
Disability.

         (a) If Executive's employment shall be terminated by reason of his death, the Company shall pay his Estate, an amount equal to his then monthly salary multiplied by eighteen, payable in equal monthly payments over the following 36 months.

         (b) If Executive is terminated for Cause, he shall receive only his salary to the Date of Termination and any unvested stock options shall be canceled and be null and void.

         (c) If Executive is terminated without Cause by the Company, resigns for Good Reason or an election by the Company not to renew this Agreement, Executive will be entitled to receive, within ninety days of such termination, a lump sum payment equal to the full value of the remaining Term of this Agreement plus two times the amount of the salary due him for the fifth year of the then current Term. Executive shall also receive an amount of stock equal to the amount of the lump sum payment divided by the closing price (i.e., last sale price) of the Company's common stock. In addition, the Company shall maintain in full force and effect, for the longer of two (2) years or the remainder of the then current Term, all employee benefit plans and programs, life insurance and health insurance plans in which Executive participated in immediately prior to Executive's Termination. The amounts of money and stock to be paid or delivered pursuant to Executive under this subparagraph shall be deemed Executive's severance for his termination. The parties acknowledge that Executive shall have no obligation to mitigate his damages and that payments shall be absolute, unconditional and without any right of offset notwithstanding any income earned from his ownership interest in the Company or from any other sources and notwithstanding the amount of potential or actual income or earnings of Executive during the time period in which such severance payment is due to Executive.

         (d) Should Executive become disabled, he shall continue to receive compensation until Terminated in accordance with Section 6 but his salary shall be reduced during the period of disability by the amounts received by Executive under the Company's long-term disability programs, if any. Once terminated for disability, Executive shall receive an amount equal to his then monthly salary multiplied by eighteen, payable in equal monthly installments over the 36 months following Termination.

                  8. Confidentiality. Executive hereby acknowledges that certain information and materials relating to the Company, its products and the various phases of their operations including, without limitation, trade secrets, formulas, source codes, know-how, specifications, drawings, customer, distributor and supplier lists, books, manuals and other data (collectively, "Confidential Materials"), heretofore or hereafter obtained by or entrusted to him in the course of his association with the Company (whether prior to or after the date hereof), is and/or will be of a confidential or proprietary nature, not generally known to the Company's competitors, and that the Company would likely be economically or otherwise disadvantaged or harmed by the direct or indirect disclosure of any of the Confidential Materials. Executive shall, at all times, both during and after the term of this Agreement, hold all of the Confidential Materials in strictest confidence and not use for his own benefit or for the benefit of any other person or directly or indirectly disclose or suffer the disclosure of any of the Confidential Materials to any person, firm, corporation, association or other entity for any reason or purpose whatsoever (other than in the ordinary course of business of the Company), or render any services to any person, firm corporation, association or other entity to whom any Confidential Materials have been disclosed or are threatened to be disclosed by Executive, directly or indirectly, (other than in the ordinary course of business of the Company), without the Company's prior written consent. Upon the termination of Executive's employment, Executive shall return all Confidential Materials to the Company.

                  9. Ownership and Return of Materials. All materials and all other tangible media of expression (including, without limitation, documents, drawings, models, apparatus, sketches, designs and lists) furnished to Executive by the Company, shall remain the sole property of the Company. Upon termination of Executive's employment, Executive will promptly (but no later than fifteen
(15) days after the earlier of the materials furnished to Executive's employment or the Company's request): (a) deliver to the Company all tangible media of expression that are in Executive's possession, custody or control that relate in any matter to the past, present or anticipated business and affairs of the Company (including, without limitation, any such materials or media that contain or constitute Confidential Information of the Company or its vendors, suppliers, strategic partners, clients or customers); and (c) furnish to the Company written certification of Executive's compliance with Executive's obligations under this Section 9.

                  10. No Expectation of Privacy.Executive recognizes and agrees that he has no expectation of privacy with respect to the Company's telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that Executive's activities and any files or messages on or using any of the Company's systems may be monitored at any time without notice.

                  11. Non-Solicitation. Subject to the provisions of Section 10, during this Agreement and for a period of one (1) year following the conclusion of this Agreement (the "Limited Period"), Executive shall not, directly or indirectly, (i) hire, solicit, or encourage to leave the employ of the Company or any affiliated entity, any person employed by the Company or any affiliated entity or (ii) participate in the solicitation of any business of any type presently being conducted or which may from time to time be conducted by the Company or any affiliated entity during the Limited Period from any person or entity which was, or which from time to time may be, a customer of the Company or any affiliated entity during the Limited Period.

                  12. Non-Competition. During the Limited Period, Executive shall not be engaged or interested, directly or indirectly, as an officer, director, stockholder (excepting a less than one percent (1%) interest in a publicly traded company), employee, partner, individual proprietor, investor or consultant, or in any other manner or capacity whatsoever, in any business in which the Company or any affiliated entity at the time of such termination conducts, without the prior written approval of the Company; provided, however, that if any provision of Section 9 or this Section 10 would be held to be unenforceable because of the scope, duration or area of its applicability, the court making such determination shall have the power to, and shall, modify such scope, duration or area, or all of them, to the minimum extent necessary to make such provision, as so modified, enforceable, and such provision shall then be applicable in such modified form. The above notwithstanding, Executive shall be entitled to (i) remain on the Board of Directors of any corporations or associations in which he currently has such a position and (ii) advise or counsel other persons or entities, provided, such activities are not competitive with the Company and Executive's name is not publicly associated with such other entities or activities, unless such publicity would enhance the reputation of the Company.

                  13. Enforcement of Confidentiality, Non-Solicitation and Non-Competition Agreements. Executive hereby acknowledges that the Company will not have an adequate remedy at law in the event of any breach by him of any provision of Sections 8, 11 or 12, of this Agreement and that the Company will suffer irreparable damage and injury as a result of any such breach. Accordingly, in the event of Executive's breach or threatened breach of any provision of Sections 8, 11 or 12 of this Agreement, Executive hereby consents to the granting of a temporary restraining order, preliminary injunction and/or permanent injunction against his by any court of competent jurisdiction prohibiting his from committing or continuing any such breach or threatened breach. Notwithstanding anything herein to the contrary, Executive shall have no obligation or liability under Sections 11 or 12 of this Agreement upon termination of this Agreement by the Company without Cause.

                  14. Notice. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered, if personally delivered, one day after timely delivery to a nationally recognized commercial overnight carrier, or three (3) days after being mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If, to Executive:

                  Howard Miller
                  ===================

                  If, to the Company:

                  Digital Privacy, Inc.
                  4820 Minnetonka Blvd., Suite 410
                  S. Louis Park, MN 55416

                  Attention: Secretary

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  15. Arbitration. Any and all controversies, claims or disputes arising out of or relating to this Agreement, or the breach thereof (other than as covered in Section 14), shall be solely and exclusively settled by arbitration in accordance with the Commercial Arbitration Rules then in effect (the "Arbitration Rules") of the American Arbitration Association ("AAA"). The arbitration shall take place in New York, New York. Each party hereby irrevocably consents to the sole and exclusive jurisdiction and venue of the state and Federal courts located in the State of New York in connection with any matter arising out of the foregoing arbitration or this Agreement, including but not limited to confirmation of the award rendered by the Arbitrator and enforcement thereof by entry of judgment thereon or by any other legal remedy. Service of process in connection with any such arbitration or any proceeding to enforce an arbitration award may be made in the manner set forth in Section 14 of this Agreement or in any other manner permitted by applicable law.

                  16.      Miscellaneous.

         (a) This Agreement sets forth the entire understanding between the parties as to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, between them as to such subject matter. There have been no promises, statements, representations or other inducements to this Agreement other than as set forth herein.

         (b) This Agreement may not be amended, nor may any provision be modified or waived, except by an instrument duly executed by both parties.

         (c) Either party's failure at any time to require performance of any of the terms, provisions or conditions hereof shall not affect such party's right thereafter to enforce this Agreement or be deemed a waiver of any succeeding breach.

         (d) Paragraph headings contained in this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and shall not affect the interpretation of any provision hereof.

         (e) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be wholly performed within said State.

         (f) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, including without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged, provided that Executive shall assume the positions as negotiated between the Company and any such other entity it consolidates or merges with. This Agreement calls for the provision of personal services and, accordingly, shall not be assignable by Executive. However, the restrictions of Sections 8 and 9 shall be binding upon Executive's heirs, executors, administrators and legal representatives.

         (g) If any provision of this Agreement or the application of any provision to this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision, unless such declaration shall substantially impair the benefit of the remaining portions of this Agreement.

         (h) In the event of a default in the payment of any compensation or other benefit to Executive, and such default is not cured within fifteen (15) days written notice to the Company of such default, the balance of compensation and other benefits due or to become due hereunder shall become immediately due and payable to Executive.

         IN WITNESS WHEREOF, this Agreement has been executed by the Company and Executive as of the date first written above.

                                DIGITAL PRIVACY, INC.


                              By:
                                   Name:
                                   Title:



                                  ------------------------------------------
                                   HOWARD MILLER, Executive

                                  EXHIBIT 99.2

         EMPLOYMENT AGREEMENT ("Agreement"), dated as of November ___, 1999, between Digital Privacy, Inc., a Minnesota corporation (the "Company"), and James Virgil Bradley ("Executive").

         WHEREAS, the Company is desirous of employing Executive to further the business purposes of the Company; and

         WHEREAS, Executive is desirous of being employed by the Company on the terms provided herein;

         NOW, THEREFORE, the Company and Executive agree as follows:

                  1. Employment. The Company hereby agrees to employ Executive on a full time basis as Senior Vice President and Chief Technology Officer; and Executive hereby agrees to accept such employment and perform the duties of such offices. Executive shall report to and be under the direction and control of the President and Chief Executive Officer of the Company, and shall have the usual and necessary authority, duties and responsibilities of a Senior Vice President and Chief Technology Officer of a company. Executive shall devote substantially all of his business time and attention to the business of the Company and to promoting its best interests. However, Executive may engage in non-competitive commercial activities, provided the Board of Directors determines that such activity does not interfere with Executive's performance of his duties hereunder. The Company shall furnish Executive with an office, secretarial help and other facilities and services as are suitable to his position and adequate for the performance of his duties in accordance with the provisions of this Agreement. In addition, the Company may provide Executive with such executive perquisites as may be deemed by the Board of Directors to be commensurate with Executive's position with the Company.

                  2. Term of Employment. Subject to the provisions for termination hereinafter provided, the term of Executive's employment hereunder shall be three (3) years from the date of this Agreement with subsequent successive three (3) year renewal periods until terminated in accordance with this Agreement.

                  3. Place of Performance. In connection with his employment by the Company, Executive shall be located at the Company's principal executive offices, currently located in Minnesota, or as otherwise directed by the Board of Directors.

                  4.       Compensation and Expenses.

         (a) The Company shall pay to the Executive a base salary at a rate of $100,000 per year, payable in accordance with the normal payroll practices of the Company. On each anniversary date of this Agreement, the base salary shall be increased by the amount of the consumer inflation index for the previous 12 months, as reported in the Wall Street Journal.

         (b) During the term of this Agreement, the Company shall reimburse Executive for all reasonable Company related travel, entertainment and other business expenses reasonably necessary and appropriate for the performance of his duties hereunder, including without being limited to, home telecommunication (including cellular and on-line) expenses provided that Executive submits receipts or other expense records to the Company in accordance with the Company's general reimbursement policy then in effect for executives and other employees of the Company.

         (c) Executive shall be granted 60,000 Stock Options on the date hereof, one-third of which shall vest immediately with the balance in equal parts on December 31, 2000 and December 31, 2001. The exercise price of all options granted shall be $_______ per share which is the fair market value at the time of grant, it being the intention that these options should qualify as "incentive" stock options. Upon the occurrence of an event described in Paragraph 6(a) or (b) all options shall be accelerated and shall vest in full automatically.

         (d) The shares underlying the options to be delivered to Executive shall have piggy back registration rights. In the event the Company does not file a registration statement within six months of the date hereof registering such shares with the Securities and Exchange Commission, Executive shall have the right to demand that the Company register the stock underlying the options at the Company's sole cost and expense.

         (e) At the time of any exercise, the purchase price for the shares underlying the option being exercised, may be paid, at the option of Executive, in cash (or cash equivalent), in shares of common stock of the Company with the fair market value the five day average of the closing (i.e., last sale) price prior to the date of exercise equal to the purchase price, a combination of cash and shares of common stock on the date of the exercise of the option, by note or any other method approved by the Board of Directors.

         (f) In addition, Executive shall receive a cash bonus equal to 1% of all profitable gross sales, less returns, write-offs and uncollectable accounts. The amount of sales subject to the bonus shall be based upon the Company's audited financial statements, and shall be payable upon the earlier to occur of 30 days after public filing of the Company's audited financial statements or 120 days after the close of the Company's fiscal year.

                  5.       Employee Benefit Plans.

         (a) During the term of Executive's employment under this Agreement, Executive, and his family, shall be entitled to participate, to the extent they are eligible, in all employee benefit plans in effect for executives of the Company during the term of this Agreement, including without limitation, health, disability, unemployment insurance, 401(k), profit sharing and a retirement plan.

         (b) During the term of Executive's employment, Executive shall be entitled to three weeks paid vacation, as well as paid holidays given by the Company to its employees. Vacation time may be carried over and accrued to the next year. Executive shall be permitted to take one additional week of vacation with pay, but this fourth week will not carry over to the following year and Executive will not receive any additional compensation for not timely utilizing this additional week.

         (c) The Company shall purchase director and officer insurance coverage insuring Executive from liability from certain actions commenced against the Company and/or Executive.

         (d) In addition to any "key man" insurance which the Company may purchase and for which Executive agrees to submit to any necessary examination, the Company shall purchase life insurance at standard rates on the Executive's life in an amount equal to that year's compensation plus $250,000. The beneficiary of such life insurance policy shall be designated by Executive.

                  6.       Termination.

         (a) Death. Executive's employment hereunder shall terminate upon his death.

         (b) Disability. In the event of Executive's disability, the Company shall give Executive Notice of Termination (as hereinafter defined) which shall take effect thirty (30) days after the date it is sent to Executive. Disability shall mean that the Executive has become mentally incapacitated or disabled to the extent that he has been legally adjudicated incompetent and a conservator, guardian, custodian, trustee or other fiduciary has been appointed to handle his business affairs, or physically incapacitated or disabled to the extent that for a period of sixty consecutive days or any ninety days out of one hundred and eighty consecutive days, he is unable to perform his duties for the Company in his customary fashion.

         (c) Cause. The Company may terminate Executive's employment hereunder for Cause. For the purpose of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon (i) Executive's conviction of, or plea of "no contest" to, any felony; or (ii) a final award by an arbitration panel with jurisdiction over Executive that Executive has committed an act of fraud, misappropriated funds or property of the Company for Executive's own use, embezzled property of the Company or materially intentionally breached any specific provision of this Agreement.

         (d) Notice of Termination. Any purported termination by the Company pursuant to subsections (b) or (c) shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision indicated.

         (e) Date of  Termination.  The effective date of termination  shall be:

         (i) If Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period);

         (ii) If Executive's employment is terminated pursuant to paragraph (c) above, the date specified in the Notice of Termination, though not earlier than the date of such Notice; and

         (iii) If Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.

         7.   Compensation   and  Other  Matters  Upon   Termination  or  During
Disability.

         (a) If Executive's employment shall be terminated by reason of his death, the Company shall pay his Estate, an amount equal to his then monthly salary multiplied by eighteen, payable in equal monthly payments over the following 36 months.

         (b) If Executive is terminated for Cause, he shall receive only his salary to the Date of Termination and any unvested stock options shall be canceled and be null and void.

         (c) If Executive is terminated without Cause by the Company, Executive will be entitled to receive, within ninety days of such termination, a lump sum payment equal to the greater of one year's salary at the then current salary or the full value of the remaining Term of this Agreement. In addition, the Company shall maintain in full force and effect, for the longer of one (1) year or the remainder of the then current Term, all employee benefit plans and programs, life insurance and health insurance plans in which Executive participated in immediately prior to Executive's Termination. The amounts of money and stock to be paid or delivered pursuant to Executive under this subparagraph shall be deemed Executive's severance for his termination. The parties acknowledge that Executive shall have no obligation to mitigate his damages and that payments shall be absolute, unconditional and without any right of offset notwithstanding any income earned from her ownership interest in the Company or from any other sources and notwithstanding the amount of potential or actual income or earnings of Executive during the time period in which such severance payment is due to Executive.

         (d) Should Executive become disabled, he shall continue to receive compensation until Terminated in accordance with Section 6 but his salary shall be reduced during the period of disability by the amounts received by Executive under the Company's long-term disability programs, if any. Once terminated for disability, Executive shall receive an amount equal to his then monthly salary multiplied by twelve, payable in equal monthly installments over the 36 months following Termination.

                  8. Confidentiality. Executive hereby acknowledges that certain information and materials relating to the Company, its products and the various phases of their operations including, without limitation, trade secrets, formulas, source codes, know-how, specifications, drawings, customer, distributor and supplier lists, books, manuals and other data (collectively, "Confidential Materials"), heretofore or hereafter obtained by or entrusted to him in the course of his association with the Company (whether prior to or after the date hereof), is and/or will be of a confidential or proprietary nature, not generally known to the Company's competitors, and that the Company would likely be economically or otherwise disadvantaged or harmed by the direct or indirect disclosure of any of the Confidential Materials. Executive shall, at all times, both during and after the term of this Agreement, hold all of the Confidential Materials in strictest confidence and not use for his own benefit or for the benefit of any other person or directly or indirectly disclose or suffer the disclosure of any of the Confidential Materials to any person, firm, corporation, association or other entity for any reason or purpose whatsoever (other than in the ordinary course of business of the Company), or render any services to any person, firm corporation, association or other entity to whom any Confidential Materials have been disclosed or are threatened to be disclosed by Executive, directly or indirectly, (other than in the ordinary course of business of the Company), without the Company's prior written consent. Upon the termination of Executive's employment, Executive shall return all Confidential Materials to the Company.

                  9. Ownership and Return of Materials. All materials and all other tangible media of expression (including, without limitation, documents, drawings, models, apparatus, sketches, designs and lists) furnished to Executive by the Company, shall remain the sole property of the Company. Upon termination of Executive's employment, Executive will promptly (but no later than fifteen
(15) days after the earlier of Executive's Termination or the Company's request): (a) deliver to the Company all tangible media of expression that are in Executive's possession, custody or control that relate in any matter to the past, present or anticipated business and affairs of the Company (including, without limitation, any such materials or media that contain or constitute Confidential Information of the Company or its vendors, suppliers, strategic partners, clients or customers); and (b) furnish to the Company written certification of Executive's compliance with Executive's obligations under this
Section 9.

                  10. No Expectation of Privacy.Executive recognizes and agrees that he has no expectation of privacy with respect to the Company's telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that Executive's activities and any files or messages on or using any of the Company's systems may be monitored at any time without notice.

                  11. Non-Solicitation. Subject to the provisions of Section 10, during this Agreement and for a period of two (2) years following the conclusion of this Agreement (the "Limited Period"), Executive shall not, directly or indirectly, (i) hire, solicit, or encourage to leave the employ of the Company or any affiliated entity, any person employed by the Company or any affiliated entity or (ii) participate in the solicitation of any business of any type presently being conducted or which may from time to time be conducted by the Company or any affiliated entity during the Limited Period from any person or entity which was, or which from time to time may be, a customer of the Company or any affiliated entity during the Limited Period.

                  12. Non-Competition. During the Limited Period, Executive shall not be engaged or interested, directly or indirectly, as an officer, director, stockholder (excepting a less than one percent (1%) interest in a publicly traded company), employee, partner, individual proprietor, investor or consultant, or in any other manner or capacity whatsoever, in any business in which the Company or any affiliated entity at the time of such termination conducts, without the prior written approval of the Company; provided, however, that if any provision of Section 9 or this Section 10 would be held to be unenforceable because of the scope, duration or area of its applicability, the court making such determination shall have the power to, and shall, modify such scope, duration or area, or all of them, to the minimum extent necessary to make such provision, as so modified, enforceable, and such provision shall then be applicable in such modified form. The above notwithstanding, Executive shall be entitled to (i) remain on the Board of Directors of any corporations or associations in which he currently has such a position and (ii) advise or counsel other persons or entities, provided, such activities are not competitive with the Company and Executive's name is not publicly associated with such other entities or activities, unless such publicity would enhance the reputation of the Company.

                  13.      Innovations.

         (a) As used herein,  the following  terms have the following  meanings:
"Innovations" means all (i) inventions, discoveries and improvements (including, without limitation, any of the foregoing relating to processes, machines, manufactures or compositions of matter); (ii) works of authorship or information fixed in any tangible medium of expression or mask works; (iii) trademarks, service marks or trade names; (iv) ideas, trade secrets and know-how (including, without limitation, any of the foregoing relating to formulae, patterns, compilations, programs, methods, techniques or processes); and (v) all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws.

         "Company Innovations" means any Innovation which Executive may solely or jointly conceive, reduce to practice, create, derive, develop or make as an employee of the Company which either (i) relates, at the time of conception, reduction to practice, creation, derivation, development, or making of such Innovation, to the Company's business or actual or demonstrably anticipated research, development or business; or (ii) is developed on any amount of the Company's time or with use of any of the Company's equipment, supplies, facilities or Confidential Information; or (iii) results from any work Executive has performed for the Company or any task assigned to Executive by the Company.

         (b) Ownership of Company Innovations. Executive hereby assigns to the Company or its designee all of Executive's right, title and interest in and to each Company Innovation and all related intellectual and other property rights (including, without limitation, under laws protective or granting patents, copyrights, moral rights, mask works, trademarks or trade secrets) and agrees that:

         (i) the Company shall own all right, title and interest in and to all Company Innovations and all related intellectual and other property rights;

         (ii) the Company Innovations shall, where applicable, be considered works made for hire;

         (iii) in the event that, by operation of law or otherwise, Executive shall retain any rights to any Company Innovations or any related intellectual property or other property rights, Executive will assign to the Company, without further consideration, my entire right, title and interest in and to such Company innovations and intellectual property or other property rights;

         (iv) to the extent any right, title or interest to any Company Innovations or any related intellectual property or other property rights cannot be assigned by Executive to the Company, Executive hereby grants to the Company an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicenses) to use and practice such nonassignable right, title and interest; and (v) to the extent any right, title or interest to any Company Innovations or any related intellectual property or other property rights can neither be assigned nor licensed by Executive to the Company, Executive hereby irrevocably waives and agrees never to assert such nonassignable and non-licensable right, title or interest against the Company or any of the Company's successors in interest.

                  (c) Disclosure of Innovations.Executive will promptly disclose to the Company all Company Innovations.

                  (d) Maintenance of Records. Executive agrees to keep and maintain adequate and current written records of all Company Innovations and their development made by him (solely or jointly with others) during his employment with the Company. These records may be in the form of notes, sketches, drawing and any other format that may be specified by the Company. These records will be available to and remain the sole property of the Company at all times.

                  14. Enforcement of Confidentiality, Non-Solicitation and Non-Competition Agreements. Executive hereby acknowledges that the Company will not have an adequate remedy at law in the event of any breach by him of any provision of Sections 8, 11, 12, or 13 of this Agreement and that the Company will suffer irreparable damage and injury as a result of any such breach. Accordingly, in the event of Executive's breach or threatened breach of any provision of Sections 8, 11, 12 or 13 of this Agreement, Executive hereby consents to the granting of a temporary restraining order, preliminary injunction and/or permanent injunction against him by any court of competent jurisdiction prohibiting him from committing or continuing any such breach or threatened breach. Notwithstanding anything herein to the contrary, Executive shall have no obligation or liability under Sections 11 or 12 of this Agreement upon termination of this Agreement by the Company without Cause.

                  15. Notice. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered, if personally delivered, one day after timely delivery to a nationally recognized commercial overnight carrier, or three (3) days after being mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If, to Executive:
                           James Virgil Bradley
                           ===================

                           If, to the Company:

                           Digital Privacy, Inc.
                           4820 Minnetonka Blvd., Suite 410
                           St. Louis Park, MN 55416

                           Attention: Secretary

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  16. Arbitration. Any and all controversies, claims or disputes arising out of or relating to this Agreement, or the breach thereof (other than as covered in Section 14), shall be solely and exclusively settled by arbitration in accordance with the Commercial Arbitration Rules then in effect (the "Arbitration Rules") of the American Arbitration Association ("AAA"). The arbitration shall take place in New York, New York. Each party hereby irrevocably consents to the sole and exclusive jurisdiction and venue of the state and Federal courts located in the State of New York in connection with any matter arising out of the foregoing arbitration or this Agreement, including but not limited to confirmation of the award rendered by the Arbitrator and enforcement thereof by entry of judgment thereon or by any other legal remedy. Service of process in connection with any such arbitration or any proceeding to enforce an arbitration award may be made in the manner set forth in Section 15 of this Agreement or in any other manner permitted by applicable law.

                  17.      Miscellaneous.

         (a) This Agreement sets forth the entire understanding between the parties as to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, between them as to such subject matter. There have been no promises, statements, representations or other inducements to this Agreement other than as set forth herein.

         (b) This Agreement may not be amended, nor may any provision be modified or waived, except by an instrument duly executed by both parties.

         (c) Either party's failure at any time to require performance of any of the terms, provisions or conditions hereof shall not affect such party's right thereafter to enforce this Agreement or be deemed a waiver of any succeeding breach.

         (d) Paragraph headings contained in this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and shall not affect the interpretation of any provision hereof.

         (e) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be wholly performed within said State.

         (f) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, including without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged, provided that Executive shall assume the positions as negotiated between the Company and any such other entity it consolidates or merges with. This Agreement calls for the provision of personal services and, accordingly, shall not be assignable by Executive. However, the restrictions of Sections 8 and 9 shall be binding upon Executive's heirs, executors, administrators and legal representatives.

         (g) If any provision of this Agreement or the application of any provision to this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision, unless such declaration shall substantially impair the benefit of the remaining portions of this Agreement.

         (h) In the event of a default in the payment of any compensation or other benefit to Executive, and such default is not cured within fifteen (15) days written notice to the Company of such default, the balance of compensation and other benefits due or to become due hereunder shall become immediately due and payable to Executive.

         IN WITNESS WHEREOF, this Agreement has been executed by the Company and Executive as of the date first written above.

                                            DIGITAL PRIVACY, INC.


                                            By:
                                                  Name: Howard Miller
                                                  Title:    President



                                                 -------------------------------
                                                 JAMES VIRGIL BRADLEY, Executive

                                  EXHIBIT 99.3


                              DIGITAL PRIVACY, INC.
                             1998 OMNIBUS STOCK PLAN


         1.Purpose. The purpose of this Digital Privacy, Inc. 1998 Omnibus Stock Plan (the Plan) is to promote the interests of Digital Privacy, Inc., a Minnesota corporation (the Company), and its shareholders by providing personnel of the Company and any affiliates thereof with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining personnel of outstanding ability.

         2.Definitions.

                  2.1The   terms   defined  in  this   Section   are  used  (and
capitalized) elsewhere in the Plan.

                           (a)Affiliate  means any corporation  that is a parent
                  corporation or subsidiary corporation of the Company, as those terms are defined in Code Section 424(e) and (f), or any successor provisions.

                           (b)Agreement means (i) a written contract  consistent
                  with the terms of the Plan entered into between the Company or an Affiliate and a Participant, (ii) containing the terms and conditions of an Award in such form not inconsistent with this Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.

                           (c)Award or Awards means a grant made under this Plan
                  in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other stockbased award.

                           (d)Board means the Board of Directors of the Company.

                           (e)Code means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

                           (f)Committee   means  the  One  or  more  NonEmployee
                  Directors designated by the Board to administer the Plan under Plan Section 3.1 and, from and after such time as the Stock is registered under Section 12 of the Exchange Act, constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3. If the Board has not appointed a committee to administer this Plan, then the Board shall constitute the Committee.

                           (g)Company means Digital  Privacy,  Inc., a Minnesota
                  corporation, or ...()()()..the successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

                           (h)Effective Date means the date specified in Plan
                   Section 12.1.

                           (i)Employee means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

                           (j)Event means any of the following:

                                    (1)The acquisition by any individual, entity
                           or group (within the meaning of Exchange Act Sections 13(d)(3) or 14(d)(2)) of beneficial ownership (within the meaning of Exchange Act Rule 13d3) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the Outstanding Company Common Stock) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board (the Outstanding Company Voting Securities); provided, however, that the following acquisitions shall not constitute an Event:

         (A)any acquisition of common stock or voting securities of the Company directly from the Company,

         (B)any acquisition of common stock or voting securities of the Company by the Company or any of its whollyowned Subsidiaries,

         (C)any acquisition of common stock or voting securities of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or

         (D)any acquisition by any corporation with respect to which, immediately following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as was their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

         (2)Individuals who, as of the Effective Date, constitute the Board (the Incumbent Board) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director of the Board subsequent to the Effective Date whose election, or nomination for election by the Companys shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest that was (or, if threatened, would have been) subject to Exchange Act Rule 14a11 or its successor provision;

         (3)Approval by the shareholders of the Company of a reorganization, merger, consolidation or statutory exchange of Outstanding Company Voting Securities, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as was their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

         (4)Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as was their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

         Notwithstanding the above, an Event shall not be deemed to occur with respect to a recipient of an Award if the acquisition of the 50% or greater interest referred to in paragraph (1) is by a group, acting in concert, that includes that recipient of an Award or if at least 50% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange or disposition of assets referred to in paragraphs (3) or (4) by a group, acting in concert, that includes that recipient of an Award.

         (k)Exchange Act means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

         (l)Exchange Act Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act as now in force and in effect from time to time or any successor regulation.

         (m)Fair Market Value as of any date means, unless otherwise expressly provided in the Plan:

         (1) the closing price of a Share on the date immediately preceding that date or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred

         (A)on the composite tape for New York Stock Exchange listed shares, or

         (B)if the Shares are not quoted on the composite tape for New York Stock Exchange listed shares, on the principal United States Securities Exchange registered under the Exchange Act on which the Shares are listed, or